                                                                   Exhibit 10.36

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF MARCH 31, 2004

                                BETWEEN AND AMONG

                            HERITAGE OPERATING, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP

                                   "BORROWER"

                                       AND

         THE BANKS NOW OR HEREAFTER SIGNATORY PARTIES HERETO, AS LENDERS

                                     "BANKS"

                                       AND

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION

          AS "ADMINISTRATIVE AGENT" AND CO-LEAD ARRANGER FOR THE BANKS,

                                       AND

                                  BANK ONE, NA,

                AS "CO-AGENT" AND CO-LEAD ARRANGER" FOR THE BANKS

                                TABLE OF CONTENTS

ARTICLE I            DEFINITIONS; ACCOUNTING PRINCIPLES, TERMS AND
DEFINITIONS; CONSTRUCTION.......................................................................................   1

   1.1      Definitions.........................................................................................   1

   1.2      Accounting Principles, Terms and Determinations.....................................................  29

   1.3      Construction........................................................................................  29

ARTICLE II           THE CREDITS................................................................................  30

   2.1      Acquisition Facility................................................................................  30

      2.1.1       Acquisition Loan..............................................................................  30

      2.1.2       Maximum Amount of Acquisition Credit..........................................................  30

      2.1.3       Acquisition Loan Borrowing Requests...........................................................  30

      2.1.4       Acquisition Loan Account:  Acquisition Notes..................................................  31

   2.2      Working Capital Facility............................................................................  31

      2.2.1       Working Capital Loan..........................................................................  31

      2.2.2       Maximum Amount of Working Capital Credit......................................................  32

      2.2.3       Working Capital Borrowing Requests............................................................  32

      2.2.4       Working Capital Loan Account: Working Capital Notes...........................................  32

      2.2.5       Swingline Loan Requests.......................................................................  33

   2.3      Letters of Credit...................................................................................  33

      2.3.1       Issuance of Letters of Credit.................................................................  33

      2.3.2       Requests for Letters of Credit................................................................  33

      2.3.3       Form and Expiration of Letters of Credit......................................................  34

      2.3.4       Banks' Participation in Letters of Credit.....................................................  34

      2.3.5       Presentation..................................................................................  34

      2.3.6       Payment of Drafts.............................................................................  34

      2.3.7       Uniform Customs and Practice..................................................................  35

      2.3.8       Subrogation...................................................................................  36

      2.3.9       Modification, Consent, etc....................................................................  36

   2.4      Swingline Facility Sublimit.........................................................................  37

   2.5      Additional Provisions Relating to Swingline Loans...................................................  37

   2.6      Application of Proceeds.............................................................................  38

      2.6.1       Acquisition Loan..............................................................................  38

      2.6.2       Working Capital Loan..........................................................................  38

      2.6.3       Letters of Credit.............................................................................  38

      2.6.4       Specifically Prohibited Applications..........................................................  38

   2.7      Nature of Obligations of Banks to Make Extensions of Credit.........................................  38

                                       i

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
ARTICLE III          INTEREST; EURODOLLAR PRICING OPTIONS; FEES.................................................  38

   3.1      Interest............................................................................................  38

   3.2      Eurodollar Pricing Options..........................................................................  39

      3.2.1       Election of Eurodollar Pricing Options........................................................  39

      3.2.2       Notice to Banks and Borrower..................................................................  39

      3.2.3       Selection of Eurodollar Interest Periods......................................................  40

      3.2.4       Additional Interest...........................................................................  40

      3.2.5       Violation of Bank Legal Requirements..........................................................  40

      3.2.6       Funding Procedure.............................................................................  41

   3.3      Commitment Fees.....................................................................................  41

      3.3.1       Acquisition Financing Facility................................................................  41

      3.3.2       Working Capital Facility......................................................................  41

   3.4      Letter of Credit Fees...............................................................................  42

   3.5      Reserve Requirements................................................................................  42

   3.6      Taxes...............................................................................................  42

   3.7      Capital Adequacy....................................................................................  43

   3.8      Regulatory Changes..................................................................................  43

   3.9      Computations of Interest and Fees...................................................................  44

   3.10     Loan Fees...........................................................................................  44

   3.11     Administrative Agent's Fees.........................................................................  44

ARTICLE IV           PAYMENT....................................................................................  44

   4.1      Payment at Maturity.................................................................................  44

   4.2      Contingent Required Prepayments.....................................................................  45

      4.2.1       Excess Credit Exposure........................................................................  45

      4.2.2       Letter of Credit Exposure.....................................................................  45

      4.2.3       Contingent Prepayments on Disposition, Loss of Assets,
                      Merger or Change of Control...............................................................  45

      4.2.4       Prepayment Procedure for Contingent Prepayments...............................................  46

   4.3      Scheduled Required Payments.........................................................................  46

      4.3.1       Acquisition Loan..............................................................................  46

      4.3.2       Working Capital Loan..........................................................................  47

   4.4      Voluntary Prepayments...............................................................................  47

   4.5      Letters of Credit...................................................................................  47

   4.6      Reborrowing Application of Payments.................................................................  47

      4.6.1       Reborrowing...................................................................................  47

      4.6.2       Order of Application..........................................................................  47

      4.6.3       Payment with Accrued Interest.................................................................  48

      4.6.4       Payments for Banks............................................................................  48

                                       ii

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
ARTICLE V            SECURITY...................................................................................    48
   5.1      Collateral..........................................................................................    48

   5.2      Intercreditor Agreement.............................................................................    48

ARTICLE VI    CONDITIONS PRECEDENT AND SUBSEQUENT TO LOANS......................................................    49

   6.1      Conditions Precedent to Initial Working Capital Loan and Initial Acquisition Loan...................    49

      (i)         No Default....................................................................................    49

      (ii)        Representations and Warranties................................................................    49

      (iii)       Certificates..................................................................................    49

      (iv)        Proceedings...................................................................................    49

      (v)         Notes.........................................................................................    50

      (vi)        Security Agreement............................................................................    50

      (vii)       Opinions......................................................................................    50

      (viii)      UCC Releases/Other Information................................................................    50

      (ix)        Other Information and Closing Documents.......................................................    50

      (x)         Assignments/Replacement of Banks.................................ERROR! BOOKMARK NOT DEFINED..

      (xi)        Co-Agent.........................................................ERROR! BOOKMARK NOT DEFINED..

   6.2      Conditions Precedent to All Loans...................................................................    50

ARTICLE VII             COVENANTS...............................................................................    51

   7A.      Affirmative Covenants...............................................................................    51

      7A.1        Financial Statements..........................................................................    51

      7A.2        Inspection of Property........................................................................    55

      7A.3        Covenant to Secure Notes Equally..............................................................    55

      7A.4        Partnership or Corporate Existence; Compliance with Laws......................................    56

      7A.5        Payment of Taxes and Claims...................................................................    56

      7A.6        Compliance with ERISA.........................................................................    57

      7A.7        Maintenance and Sufficiency of Properties.....................................................    57

      7A.8        Insurance.....................................................................................    57

      7A.9        Environmental Laws............................................................................    58

      7A.10       Operative Agreements..........................................................................    58

      7A.11       After-Acquired Property.......................................................................    58

      7A.12       Further Assurances............................................................................    59

      7A.13       Books and Accounts............................................................................    59

      7A.14       Available Cash Reserves.......................................................................    59

      7A.15       Parity Debt...................................................................................    60

      7A.16       Maintenance of Separateness...................................................................    60

   7B.      Negative Covenants..................................................................................    61

      7B.1        Financial Ratios..............................................................................    61

      7B.2        Indebtedness..................................................................................    62

      7B.3        Liens.........................................................................................    65

      7B.4        Priority Debt.................................................................................    68

      7B.5        Loans, Advances, Investments and Contingent Liabilities.......................................    68

                                       iii

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
      7B.6        Restricted Payments...........................................................................   70

      7B.7        Consolidation, Merger, Sale of Assets.........................................................   70

      7B.8        Business......................................................................................   73

      7B.9        Transactions with Affiliates..................................................................   73

      7B.10       Subsidiary Stock and Indebtedness.............................................................   73

      7B.11       Payment of Dividends by Subsidiaries..........................................................   74

      7B.12       Sales of Receivables..........................................................................   74

      7B.13       Material Agreements; Tax Status...............................................................   74

      7B.14       Commingling of Deposit Accounts and Accounts..................................................   75

ARTICLE VIII            REPRESENTATIONS, COVENANTS AND WARRANTIES...............................................   75

   8.1      Organization........................................................................................   75

   8.2      Partnership Interests...............................................................................   75

   8.3      Qualification.......................................................................................   76

   8.4      Financial Statements................................................................................   76

   8.5      Actions Pending.....................................................................................   76

   8.6      Changes.............................................................................................   76

   8.7      Outstanding Indebtedness............................................................................   76

   8.8      Transfer of Assets and Business; Title to Properties................................................   77

   8.9      Taxes...............................................................................................   78

   8.10     Compliance with Other Instruments; Solvency.........................................................   78

   8.11     Governmental Consent................................................................................   79

   8.12     Use of Proceeds.....................................................................................   79

   8.13     ERISA...............................................................................................   79

   8.14     Environmental Compliance............................................................................   79

   8.15     Pre-emptive Rights..................................................................................   80

   8.16     Disclosure..........................................................................................   81

   8.17     Federal Reserve Regulations.........................................................................   81

   8.18     Investment Borrower Act.............................................................................   81

   8.19     Public Utility Holding Company Act..................................................................   81

ARTICLE IX           EVENTS OF DEFAULT..........................................................................   81

   9.1      Acceleration........................................................................................   81

   9.2      Remedies............................................................................................   85

   9.3      Other Remedies......................................................................................   86

   9.4      Allocation of Payments After Event of Default.......................................................   86

                                     iv

ARTICLE X            LOAN OPERATIONS............................................................................  87

   10.1     Interests in Loans/Commitments......................................................................  87

   10.2     Administrative Agent's Authority to Act.............................................................  87

   10.3     Borrower to Pay Administrative Agent................................................................  88

   10.4     Bank Operations for Advances, Letters of Credit.....................................................  88

      10.4.1  Advances..........................................................................................  88

      10.4.2  Letters of Credit.................................................................................  88

      10.4.3  Administrative Agent to Allocate Payments.........................................................  89

      10.4.4  Delinquent Banks; Nonperforming Banks.............................................................  89

   10.5     Sharing of Payments.................................................................................  90

   10.6     Amendments, Consents, Waivers.......................................................................  90

   10.7     Administrative Agent's Resignation..................................................................  91

   10.8     Concerning the Agents...............................................................................  92

      10.8.1  Action in Good Faith..............................................................................  92

      10.8.2  No Implied Duties.................................................................................  92

      10.8.3  Validity..........................................................................................  93

      10.8.4  Compliance........................................................................................  93

      10.8.5  Employment Agents and Counsel.....................................................................  93

      10.8.6  Reliance on Documents and Counsel.................................................................  93

      10.8.7  Agents' Reimbursement.............................................................................  93

   10.9     Rights as a Bank....................................................................................  93

   10.10  Independent Credit Decision...........................................................................  94

   10.11  Indemnification.......................................................................................  94

   10.12       Procedure for Increases and Additional Banks.....................................................  94

ARTICLE XI           ASSIGNMENTS/PARTICIPATIONS.................................................................  95

   11       Successors and Assigns; Bank Assignment and Participations..........................................  95

   11.1     Assignments by Banks................................................................................  95

      11.1.1  Assignees and Assignment Procedures...............................................................  95

      11.1.2  Terms of Assignment and Acceptance................................................................  96

      11.1.3  Register..........................................................................................  97

      11.1.4  Acceptance of Assignment and Assumption...........................................................  97

      11.1.5  Federal Reserve Bank..............................................................................  98

      11.1.6  Further Assurances................................................................................  98

   11.2     Credit Participants.................................................................................  98

   11.3     Replacement of Bank.................................................................................  99

                                        v

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
ARTICLE XII             MISCELLANEOUS.........................................................................  100

   12.1     Notices...........................................................................................  100

   12.2     Place of Payment..................................................................................  101

   12.3     Survival of Agreements............................................................................  101

   12.4     Parties in Interest...............................................................................  101

   12.5     Governing Law and Jurisdiction....................................................................  101

   12.6     Submission to Jurisdiction........................................................................  101

   12.7     Maximum Interest Rate.............................................................................  101

   12.8     No Waiver; Cumulative Remedies....................................................................  101

   12.9     Costs.............................................................................................  102

   12.10       Waiver of Jury.................................................................................  102

   12.11       Full Agreement.................................................................................  102

   12.12       Headings.......................................................................................  102

   12.13       Severability...................................................................................  103

   12.14       Exceptions to Covenants........................................................................  103

   12.15       Conflict with Security Documents...............................................................  103

   12.16       Confidentiality................................................................................  103

   12.17       Existing Credit Agreement......................................................................  103

   12.18       USA PATRIOT Act Notice.........................................................................  103

   12.19       Not a Reportable Transaction...................................................................  104

   12.20       Counterparts...................................................................................  104

EXHIBITS

         Exhibit 2.1.3       -    Acquisition Loan Borrowing Requests
         Exhibit 2.1.4       -    Acquisition Notes
         Exhibit 2.2.3       -    Working Capital Borrowing Requests
         Exhibit 2.2.4       -    Working Capital Notes
         Exhibit 2.3.2       -    Certificate for Issuance of Letters of Credit
         Exhibit 10.12       -    Procedure of Increase and Additional Banks

SCHEDULES

         Schedule 7B.3       -    Liens
         Schedule 7B.5       -    Investments
         Schedule 8.2        -    Subsidiaries
         Schedule 8.3        -    List of States

         Schedule 8.7        -    Indebtedness
         Schedule 8.8        -    Property Exceptions

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 31, 2004 (this "Agreement"), is entered into between and among HERITAGE OPERATING, L.P., a Delaware limited partnership (the "Borrower"), the various Persons signatory parties hereto, as lenders, (together with each other Person that becomes a Bank pursuant to Section 11 collectively referred to herein as the "Banks"), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), as administrative agent and co-lead arranger for the Banks (in such capacity the "Administrative Agent"), and Bank One, NA("Bank One"), as co-agent and co-lead arranger for the Banks (in such capacity the "Co-Agent") .

                                    ARTICLE I

                       DEFINITIONS; ACCOUNTING PRINCIPLES,
                       TERMS AND DEFINITIONS; CONSTRUCTION

         1.1 Definitions. Capitalized terms are used in this Agreement with the specific meanings defined below in this Section 1.1.

         "Acquired Debt" means with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

         "Acquisition/Capex Due Diligence Package" is defined in Section 2.1.3.

         "Acquisition Facility" means the agreement of the Banks herein to make the Acquisition Loan.

         "Acquisition Loan Account" is defined in Section 2.1.4.

         "Acquisition Loan" is defined in Section 2.1.4.

         "Acquisition Notes" is defined in Section 2.1.4.

         "Additional Banks" shall mean any Person that hereafter becomes a signatory Party hereto as a lender to Borrower hereunder.

         "Additional Parity Debt" means Indebtedness of the Borrower that both
(a) is permitted under Section 7B.2(xiv) hereof or is incurred with the consent of the Requisite Percentage of the Banks and (b) constitutes "Additional Parity Debt" as defined in the Note Purchase Agreements and the Intercreditor Agreement.

         "Adjusted Consolidated EBITDA" shall mean, as of any date of determination for any applicable period, Consolidated EBITDA calculated:

                  (x) with respect to the consolidated group comprised of the General Partner, the Master Partnership and the Borrower and its Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries), and

                  (y) as if the terms "Consolidated Non-Cash Charges", "Consolidated Net Income", "Consolidated Interest Expense", "Consolidated Income Tax Expense", "Asset Sale", and "Asset Acquisition", were calculated with respect to the consolidated group comprised of the General Partner, the Master Partnership the Borrower and their respective Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries).

         "Adjusted Consolidated Funded Indebtedness" shall mean Consolidated Funded Indebtedness calculated with respect to the consolidated group comprised of the General Partner, the Master Partnership, and the Borrower and their Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries).

         "Administrative Agent" means BOk in its capacity as administrative agent for the Banks hereunder, as well as its successors and assigns in such capacity pursuant to Section 10.7.

         "Affected Bank" is defined in Section 11.3.

         "Affiliate" means, with respect to any Person any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, except a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise or (ii) owns at least 5% of the Voting Stock of a corporation. As applied to the Borrower, "Affiliate" includes the General Partner and the Master Partnership.

         "Agent" means collectively the Administrative Agent and the Co-Agent.

         "Agreement" means this Agreement as from time to time amended, modified and in effect.

         "Aggregate Available Cash" shall mean, with respect to any fiscal quarter of the Borrower and of La Grange, the aggregate amount of Available Cash of both the Borrower and its Subsidiaries and of La Grange and its Subsidiaries (which for purposes of this Agreement insofar as La Grange is concerned, shall be calculated using the definition of "Available Cash" set forth in this Agreement, except that (i) all references therein to the "Borrower" shall be deemed for purposes of this calculation only references to La Grange and (ii) the last sentence of such definition for purposes of this calculation only shall be modified to refer to reserves established by La Grange with respect to indebtedness on the same bases as set forth in such definition).

         "Aggregate Partner Obligations" shall mean, with respect to any fiscal quarter of the General Partner and the Master Partnership, the aggregate amount of payment obligations of each of the General Partner and the Master Partnership, including, without limitation, the Minimum Quarterly Distribution (as defined in the Agreement of Limited Partnership of the Master Partnership) on all Units thereof with respect to such fiscal quarter.

         "Allocable Proceeds" means, with respect to Excess Sale Proceeds or Excess Taking Proceeds, as the case may be, to be applied on any date pursuant to Sections 4.2.3(i) and 4.2.3(ii), the principal amount thereof available to prepay the Acquisition Notes determined by allocating such Excess Sale Proceeds or Excess Taking Proceeds, as the case may be, pro rata among the holders of all Acquisition Notes, the Private Placement Notes and other Parity Debt (other than Indebtedness permitted by Section 7B.2(ii)), if any, according to the aggregate principal amounts of the Acquisition Notes, the Private Placement Notes and such other Parity Debt outstanding on the date the applicable prepayment is to be made in accordance with Sections 4.2.3(i) and 4.2.3(ii).

         "Annual Clean-Up" is defined in Section 2.2.2.

         "Applicable Commitment Fee Percentage" means, with respect to any Margin Period, the applicable percentage set forth below:

                  (i) if the Leverage Ratio on the Financial Statement Delivery Date beginning such Margin Period was less than 3.25 to 1.0, 0.375%;

                  (ii) if the Leverage Ratio on the Financial Statement Delivery Date beginning such Margin Period was equal to or greater than 3.25 to
         1.0 but less than 3.75 to 1.0, 0.450%; and

                  (iii) if the Leverage Ratio on the Financial Statement Delivery Date beginning such Margin Period was equal to or greater than
         3.75 to 1.0, 0.50%.

                  Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) of this Credit Agreement are not delivered within the time periods specified in
         Section 7A.1(i), the Applicable Commitment Fee Percentage shall be 0.50% until the date such financial statements are delivered.

         "Applicable Margin" means with respect to any Eurodollar Loan or with respect to any Base Rate Loan, the rate of interest per annum determined as set forth below:

                  (i) if the Leverage Ratio on the Financial Statement Delivery Date (as defined in the Credit Agreement) commencing such Margin Period was less than 3.25 to 1.0, the Applicable Margin will be 1.625% for Eurodollar Loans and zero for Base Rate Loans;

                  (ii) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 3.25 to
         1.0 but less than

         3.75 to 1.0, the Applicable Margin will be 1.875% for Eurodollar Loans and zero for Base Rate Loans;

                  (iii) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 3.75 to 1.0 but less than 4.25 to 1.0, the Applicable Margin will be 2.125% for Eurodollar Loans and zero for Base Rate Loans;

                  (iv) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.25 to
         1.0 but less than 4.50 to 1.0, the Applicable Margin will be 2.250% for Eurodollar Loans and zero for Base Rate Loans;

                  (v) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.50 to
         1.0 but less than 4.75 to 1.0, the Applicable Margin will be 2.50% for Eurodollar Loans and 0.125% for Base Rate Loans; and

                  (vi) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.75 to 1.0, the Applicable Margin will be 2.50% for Eurodollar Loans and 0.250% for Base Rate Loans.

                  Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) of this Credit Agreement are not delivered within the time periods specified in
         Section 7A.1(i) thereof, the Applicable Margin shall be the Applicable Margin set forth in clause (vi) above until the date such financial statements are delivered.

         "Applicable Rate" means, at any date:

                  (i) the sum of (a) with respect to each Eurodollar Loan, the sum of the Applicable Margin in effect on such date plus the Eurodollar Rate relating to such Eurodollar Loan; (b) with respect to each Base Rate Loan, the sum of the Applicable Margin in effect on such date plus the Base Rate relating to such Base Rate Loan; and

                  (ii) an additional two percentage points (2%) effective on the day the Administrative Agent notifies the Borrower that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until such time as (A) such Event of Default is no longer continuing or (B) such Event of Default is deemed no longer to exist, in each case pursuant to Article IX hereof.

         "Arvest" shall mean Arvest Bank, a state banking corporation.

         "Asset Acquisition" means (i) an Investment by the Borrower or any Subsidiary of the Borrower in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or shall be merged with or into the Borrower or any Subsidiary of the Borrower, (ii) the acquisition by the Borrower or any Subsidiary of the Borrower of the assets of any Person which constitute all or substantially all of the assets of such Person or (iii) the acquisition by the Borrower or any Subsidiary of the Borrower of any division or line of business of any Person (other than a Subsidiary of the Borrower).

         "Asset Sale" is defined in Section 7B.7(iii).

         "Assets" is defined in the second opening paragraph of the Note Purchase Agreements, as in effect on the date hereof.

         "Assignment and Acceptance" is defined in Section 11.1.1.

         "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction not involving a Capitalized Lease Obligation, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than accounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         "Available Cash" means, with respect to any fiscal quarter of the Borrower, (i) the sum of (a) all cash and cash equivalents thereof and its Subsidiaries on hand at the end of such quarter and (b) all additional cash and cash equivalents thereof and its Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings for working capital purposes made subsequent to the end of such quarter, less (ii) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner thereof to (a) provide for the proper conduct of the business thereof and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter,
(b) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any Subsidiary thereof is a party or by which it is bound or its assets are subject (including the Loan Documents) and (c) provide funds for distributions to partners of the Master Partnership and the General Partner thereof in respect of any one or more of the next four quarters; provided that the General Partner thereof need not establish cash reserves pursuant to clause (c) if the effect of such reserves would be that the Master Partnership is unable to distribute the Minimum Quarterly Distribution (as defined in the Agreement of Limited Partnership of the Master Partnership) on all Common Units with respect to such quarter; and provided, further, that disbursements made by the Borrower, or a Subsidiary of the Borrower, or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the General Partner thereof so determines. In addition, without limiting the foregoing, Available Cash for any fiscal quarter shall reflect reserves equal to (A) 50% of the interest projected to be paid on the Private Placement Notes in the next succeeding fiscal quarter plus (B) beginning with a date three fiscal quarters before a scheduled principal payment date on the Private Placement Notes, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter, plus (C) the Unused Proceeds Reserve as of the date of determination, provided that the foregoing reserves for amounts to be paid on the Private Placement Notes shall be reduced by the aggregate amount of advances available to the Borrower, from responsible financial institutions under binding irrevocable (x) credit or financing commitments (which are subject to no conditions which the Borrower is unable to meet) including this Agreement, and (y) letters of credit (which are subject to no conditions which the Borrower is unable to meet), in each case, to be used to refinance such amounts, to the extent such amounts could be borrowed and remain outstanding under Sections 7B.1 and 7B.2 of this Agreement.

         "Bank" means each of the Persons listed as Banks on the signature page hereto, including each of BOk, Bank One, Arvest, Fifth Third, MidFirst, Local and US Bank in its capacity as a Bank, and their respective successors and permitted assigns and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations. The term "Bank" shall not include any Credit Participant but shall include, unless the context otherwise expressly requires, the Letter of Credit Issuer and the Swingline Lender.

         "Bank Legal Requirement" means any present or future requirement imposed upon any of the Banks or the Borrower and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. any such requirement imposed on any of the Banks not having the force of law shall be deemed to be a Bank Legal Requirement if such Bank reasonably believes that compliance therewith is in the best interest of such Bank.

         "Bank One" means Bank One, NA..

         "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Tulsa, Oklahoma are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York.

         "Bankruptcy Law" is defined in clause (viii) of Section 9.1.

         "Base Rate" means, on any date, the greater (i) the rate of interest announced by JP Morgan Chase Bank, National Association, New York, New York, or such other financial institution that is the primary banking subsidiary of JP Morgan Chase & Co., as its Base Rate or (ii) the sum of 1/2% plus the Federal Funds Rate.

         "Base Rate Loan" means each portion of the Loan bearing interest determined by reference to the Base Rate.

         "Bi-State" means Heritage-Bi State LLC, a Delaware limited liability company.

         "BOk" has the meaning specified in the introduction to this Agreement.

         "Business" shall mean each of (i) the business of wholesale and retail sales, storage, transportation and distribution of propane gas, providing repair, installation and maintenance services for propane heating systems; the sale and distribution of propane-related supplies and equipment (including appliances); the generation, transportation, sale, distribution and marketing relating thereto of propane-powered fuel cells, or the power generated therefrom and equipment related thereto, and (ii) the business of purchasing, gathering, treating, processing, marketing, sales, storage, transportation, fractionation and distribution of natural gas and natural gas liquids and other related energy services.

         "Capital Stock" means, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any rental obligation which under GAAP would be required to be capitalized on the books of the Borrower or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "Cash Equivalents" is defined in Section 7B.5(iii).

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections. 9601 et seq., as the same may be amended from time to time.

         "Certificates and Stock Powers" is defined in Section 6.1(vi).

         "Change of Control" means the acquisition by any Person or group of related persons (as such terms are defined in the Exchange Act) (other than the Current Management or group of related persons (as so defined) including the Current Management) of beneficial ownership of more than 50% of the Units.

         "Closing Date" means the effective date of this Agreement and each other date on which any extension of credit is made pursuant to Section 2.1, 2.2 or 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" is defined in the Security Agreement, provided, however, that Collateral shall not include for any purpose under this Agreement or any other Loan Document any property subject to a Lien incurred pursuant to clause
(i), (vii) or (viii) of Section 7B.3 or any renewals of any such Lien pursuant to clause (xiv) of Section 7B.3 unless the Indebtedness secured by such Lien shall have been paid or discharged.

         "Collateral Agent" shall mean Wilmington Trust Company, a Delaware trust company, in its capacity as collateral agent under the Intercreditor and Agency Agreement and its successors and assigns in such capacity under Section 11 thereof.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commitments" means, with respect to any Bank, such Bank's obligations to extend the credit facilities contemplated by Section 2. The original Commitments are set forth in Section 10.1 and the current Commitments are recorded from time to time in the Register.

         "Common Units" shall mean common units representing a limited partnership interest in the Master Partnership and the Borrower on a combined basis.

         "Consolidated Debt Service" means, as of any date of determination, the total amount payable by the Borrower and its Subsidiaries on a consolidated basis during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal and interest payments with respect to Indebtedness of the Borrower and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments under Capitalized Lease Obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, (c) including only actual interest (but not principal) payments associated with the Indebtedness incurred pursuant to
Section 7B.2(ii) and 7B.2(v) during the most recent four consecutive calendar quarters and (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Indebtedness incurred pursuant to Section 7B.2(ii) and Section 7B.2(v)) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended (except for such extensions as may be made in the sole discretion of the borrower thereunder and without any conditions that remain to be fulfilled by the borrower or waived by the lender thereunder). See Section 1.2.

         "Consolidated EBITDA" means, as of any date of determination for any applicable period, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income and
(b) to the extent deducted in the
determination of Consolidated Net Income, after excluding amounts attributable to minority interests in Subsidiaries and without duplication, (i) Consolidated Non-Cash Charges, (ii) Consolidated Interest Expense and (iii) Consolidated Income Tax Expense less (2) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of a Consolidated Non-Cash Charge for a previous period and which were included in the computation of Consolidated EBITDA for such previous period pursuant to the provisions of the preceding clause (1). Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis and in accordance with GAAP, to, without duplication, any Asset Sales or Asset Acquisitions (including without limitation any Asset Acquisition giving rise to the need to make such calculation as a result of the Borrower or one of its Subsidiaries incurring, assuming or otherwise being liable for Acquired Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that Consolidated EBITDA generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower and its Subsidiaries in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Borrower and its Subsidiaries in the operation of the Borrower's business at similarly situated facilities of the Borrower or any of its Subsidiaries (as determined in good faith by the General Partner determined (a) on the basis of 100% that amount for the period of upon reasonable assumptions). As used herein, but only for purposes of Sections 7B.1(i) and (ii), Consolidated EBITDA shall be determined (a) on the basis of 100% of that amount for the period of the four most recent fiscal quarters ending on or prior to the date of determination or (b) 50% of that amount for the period of the eight most recent fiscal quarters ending on or prior to the date of determination, whichever is higher. For all other purposes hereof, Consolidated EBITDA shall be based upon that amount determined over the four most recent fiscal quarters ending on or prior to the date of determination (or, as the case may be, for which financial statements have been or are required to be delivered to the Banks pursuant to Sections. 7B.1(i) and
(ii)).See Section 1.2.

         "Consolidated Funded Indebtedness" means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and its Subsidiaries outstanding on that date and maturing in more than 12 months, including the Private Placement Notes and borrowings under the Acquisition Facility (including current maturities of any such Indebtedness). Notwithstanding anything to the contrary contained herein, Consolidated Funded Indebtedness shall not include borrowings under the Working Capital Facility to the extent permitted under the Note Purchase Agreements.

         "Consolidated Income Tax Expense" means, with respect to the Borrower and its Subsidiaries, for any period, the provision for federal, state, local and foreign income taxes of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. See Section 1.2.

         "Consolidated Interest Expense" means as of any date of determination for any applicable period, without duplication, the sum of (i) the interest expense of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including without limitation (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements,
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and
(ii) the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by the Borrower and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. In computing Consolidated Interest Expense for purposes of clause (ii) of Section 7B.1, the applicable period for the determination thereof shall be the four most recent fiscal quarters ending on or prior to the date of determination. See
Section 1.2.

         "Consolidated Net Income" means the net income of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP and after provision for minority interests and as adjusted to exclude (i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales, (iii) the net income or loss of any Person which is not a Subsidiary of the Borrower and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of cash dividends or distributions actually paid to the Borrower or any Subsidiary of the Borrower, (iv) the net income or loss prior to the date of acquisition of any Person combined with the Borrower or any Subsidiary of the Borrower in a pooling of interest, (v) the net income of any Subsidiary of the Borrower to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (vi) the cumulative effect of any changes in accounting principles. See Section 1.2.

         "Consolidated Net Worth" means, with respect to any Person, at any date of determination, the total partners' capital (in the case of a partnership) or stockholders' equity (in the case of a corporation) of such Person at such date, as would be shown on a consolidated balance sheet of such Person and its Subsidiaries, if any, prepared in accordance with GAAP. See Section 1.2.

         "Consolidated Non-Cash Charges" means with respect to the Borrower and its Subsidiaries, for any period, the aggregate depreciation and amortization, in each case reducing Consolidated Net Income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. See Section 1.2.

         "Consolidated Pro Forma Maximum Debt Service" means, as of any date of determination, the maximum amount payable by the Borrower and its Subsidiaries on a consolidated basis during all periods of four consecutive calendar quarters, commencing with the calendar quarter in which such date of determination occurs and ending June 30, 2011, in respect of scheduled principal and interest payments with respect to all Indebtedness of the Borrower and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including all payments under Capitalized Lease Obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, (c) including only actual interest (but not principal) payments associated with the Indebtedness incurred pursuant to
Section 7B.2 during the most recent four consecutive calendar quarters and (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Indebtedness incurred pursuant to Section 7B.2 as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended (except for such extensions as may be made in the sole discretion of the borrower thereunder and without any conditions that remain to be fulfilled by the borrower or waived by the lender thereunder). See Section 1.2.

         "Consolidated Tangible Net Worth" means, with respect to any Person, at any date of determination, the then Consolidated Net Worth of Person minus the net book value of all assets of such Person and its Subsidiaries, if any, (after deducting any reserves applicable thereto), which would be shown as intangible assets on a consolidated balance sheet of such Person and its Subsidiaries, if any, as of such time prepared in accordance with GAAP. See Section 1.2.

         "Contribution Agreement" collectively shall mean the Contribution, Conveyance and Assumption Agreement, dated as of June 28, 1996, among the other signatories thereto, in connection with the transactions contemplated by the Existing Credit Agreement and the Contribution Agreement, dated as of November 6, 2003, among the signatory parties thereto in connection with the La Grange Acquisition, as each of the same may from time to time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and hereof.

         "Control Event" means:

                  (i) the execution of any written agreement to which the Borrower or any Affiliate of the Borrower is a party which could reasonably be expected to result in a Change of Control.

                  (ii) the commencement (as such term is used in Rule 14d-2(a) under the Exchange Act as in effect on the date of the Closing) of a tender offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related person constituting a group (as such term issued in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) for units which would result in such person or group owning, directly or indirectly, more than 50% of the outstanding Units.

         "Conveyance Agreements" shall mean (a) the Contribution Agreement and
(b) each of the individual bills of sale and other conveyance documents delivered to the Borrower pursuant to the Contribution Agreement in each case as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

         "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Borrower or any of its Subsidiaries owing to the Administrative Agent, the Co-Agent or any Bank under or in connection with this Agreement or any other Loan Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Interest Rate Agreements provided by a Bank (or an Affiliate of a Bank), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.5, 3.6, 3.7, 3.8 and 3.10 and any other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Loan Documents (whether accruing before or after the commencement of proceedings under any Bankruptcy Law).

         "Credit Participant" is defined in Section 11.2.

         "Current Management" shall mean (a) either H. Michael Krimbill or Michael L. Greenwood and (b) any one (1) of the following: James E. Bertelsmeyer, R.C. Mills, Bradley K. Atkinson, Ray C. Davis or Kelcy L. Warren, together with the heirs of, and trusts for the benefit of family members controlled by, any such executive manager described in (a) or (b) hereof.

         "Departing Bank" shall mean Harris Trust and Savings Bank.

         "Environmental Laws" means all applicable federal, state, local and foreign laws, rules or regulations as amended from time to time, relating to emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances or wastes, as defined under such applicable laws.

         "Equity Interest" means, with respect to any Person, any capital stock issued by such Person, regardless of class or designation, or any limited or general partnership interest in such Person, regardless of designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
(iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan;
(vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Borrower or such Subsidiary would be liable for the payment of an excise tax.

         "Eurodollars" means, with respect to any Bank, deposits of United States Funds in a non-United States office or an international banking facility of such Bank.

         "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of BOk in the portion of a Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to the Administrative Agent by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by the Administrative Agent at approximately 10:00 a.m. (Tulsa, Oklahoma time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive) and as furnished promptly thereafter by the Administrative Agent.

         "Eurodollar Interest Period" means any period, selected as provided in
Section 3.2.1, of one or three months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Administrative Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

         "Eurodollar Loan" means each portion of the Loan bearing interest determined by reference to the Eurodollar Rate.

         "Eurodollar Office" means such non-United States office or international banking facility of any Bank as the Administrative Agent may from time to time select.

         "Eurodollar Pricing Options" means the options granted pursuant to
Section 3.2.1 to have the interest on any portion of a Loan computed on the basis of a Eurodollar Rate.

         "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

         "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Bank Legal Requirement to be maintained by any Bank against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of a Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing Option or
(d) any other category of extensions of credit, or other assets, that includes loan subject to a Eurodollar Pricing Option by a non-United States office of any of the Banks to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         "Event of Default" means any of the events specified in Section 9.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Excess Proceeds" is defined in Section 4.2.4.

         "Excess Sale Proceeds" is defined in Section 7B.7(iii)(c)(ii).

         "Excess Taking Proceeds" is defined in Section 4.2.3(ii).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" means the Credit Agreement dated as of June 25, 1996, as amended by the First Amendment to Credit Agreement dated as of July 25, 1996, the Second Amendment to Credit Agreement dated as of February 28, 1997, the Third Amendment to Credit Agreement dated as of September 30, 1997, the Fourth Amendment to Credit Agreement dated as of November 18, 1997, and the Fifth Amendment to Credit Agreement dated as of November 13, 1998, as replaced and restated by the First Amended and Restated Credit Agreement dated as of May 31, 1999, between and among Borrower, BOk, Firstar Bank, N.A. ("Firstar"), and Local, and BOk, as Administrative Agent, and Firstar, as Co-Agent, as amended by the First Amendment to First Amended and Restated Credit Agreement dated as of October 15, 1999, between and among Borrower, BOk, Firstar and Local, and BOk, as Administrative Agent and Firstar, as Co-Agent, as amended by the Second Amendment to First Amended and Restated Credit Agreement dated as of May 31, 2000, between and among Borrower, BOk, Firstar and Local, and BOk, as Administrative Agent, and Firstar, as Co-Agent, as amended by the Third Amendment to First Amended and Restated Credit Agreement dated as of August 10, 2000, between and among Borrower, BOk, Firstar, Local and Harris, as lenders, and BOk, as Administrative Agent and Firstar, as Co-Agent, as further amended by the Fourth Amendment to First Amended and Restated Credit Agreement dated as of December 28, 2000, between and among Borrower, BOk, Firstar, Local and Harris Trust and Savings Bank ("Harris"), as lenders, the Administrative Agent and the Co-Agent, as further amended by the Fifth Amendment to the First Amended and Restated Credit Agreement dated as of July 16, 2001, between and among Borrower, BOk, Firstar, Local and Harris, as lenders, and BOk, as Administrative Agent, and Firstar, as Co-Agent, as further amended by the Sixth Amendment to the First Amended and Restated Credit Agreement dated as of October 1, 2003, between and among Borrower, BOk, U.S. Bank, successor to Firstar, Local and Harris, as lenders, and BOk, as Administrative Agent, and US Bank, as Co-Agent, and as further amended by the Second Amended and Restated Credit Agreement dated as of December 31, 2003, between and among Borrower, BOk, U. S. Bank National Association, Local and Harris, as lenders, and BOk, as Administrative Agent, and U. S. Bank, as Co-Agent.

         "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (i) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (ii) if such rate is not so published for such Banking Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         "Fifth Third" shall mean Fifth Third State Bank.

         "Final Maturity Date" means December 31, 2006.

         "Financial Statement Delivery Date" means each date on which financial statements are to be delivered pursuant to Section 7A.1(i) and (ii), respectively.

         "Financing Statements" shall have the meaning specified in Section 6.1(vi).

         "Fixed Charges" shall mean scheduled principal and interest payments and payments due under Capitalized Lease Obligations.

         "Foreign Trade Regulations" means (i) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (ii) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R. parts 120-130 and 31

C.F.R. Part 500 and (iii) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

         "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of a Loan subject to a Eurodollar Pricing Option, and (b) any portion of a Loan subject to a Eurodollar Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

         "GAAP" is defined in Section 1.2.

         "General Partner" means U.S. Propane in its capacity as the general partner of the Borrower.

         "Governmental Authority" means any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

         "Guaranty" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of each such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

         "Hazardous Substance" means any substance so designated pursuant to CERCLA, asbestos, petroleum, urea formaldehyde insulation and petroleum by-products (other than propane).

         "Heritage Service" means Heritage Service Corp., a Delaware corporation.

         "Heritage Service Credit Agreement" means the First Amended and Restated Revolving Credit Agreement dated as of May 31, 1999, between and among Heritage Service, as borrower, the Banks, as lenders, the Administrative Agent and the Co-Agent, as amended from time to time, including, without limitation, that certain Fourth Amendment thereto dated as of July 16, 2001.

         "Indebtedness" shall mean, with respect to any Person, without duplication,

                  (a) any indebtedness for borrowed money, all obligations upon which interest charges are customarily paid and all obligations evidenced by any bond, note, debenture or other similar instrument which such Person has directly or indirectly created, incurred or assumed;

                  (b) all obligations of others secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time of the property subject to such Lien;

                  (c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                  (d) the principal component of any Capitalized Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

                  (e) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capitalized Lease Obligation;

                  (f) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                  (g) any Preferred Stock of any Subsidiary of such Person valued at the liquidation preference thereof, or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

                  (h) any indebtedness of the character referred to in clause
         (a), (b), (c), (d), (e), (f) or (g) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

                  (i) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty;

                  (j) all obligations, contingent or fixed, of such person as an account party in respect of letters of credit (other than letters of credit incurred in the ordinary course of business and consistent with past practice);

                  (k) all liabilities of such Person in respect of unfunded vested benefits under pension plans (determined on a net basis for all such plans) and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan;

                  (l) Swaps (other than Interest Rate Agreements);

                  (m) all obligations of such Person in respect of bankers' acceptances (other than in respect of accounts payable to suppliers incurred in the ordinary course of business consistent with past practice); and

                  (n) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (m) above.

         For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors or a similar governing body of the issuer of such Redeemable Capital Stock.

         "Intercreditor Agreement" means the Intercreditor and Agency Agreement among the Purchasers of the Private Placement Notes, the initial Administrative Agent (BankBoston) and the Collateral Agent dated as of June 25, 1996, as amended, supplemented or modified from time to time in connection with the transactions and modifications contemplated by this Agreement.

         "Interest Coverage" means, as of any date, a ratio equal to the ratio of (a) the Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters of the Borrower ending with the most recent fiscal quarter for which the Borrower has delivered to the Banks, or is required under
Section 7A.1(i) to have delivered to the Banks, financial statements of the Borrower to (b) the Consolidated Interest Expense of the Borrower for such period of four consecutive fiscal quarters.

         "Interest Rate Agreement" shall mean any fully matched interest rate Swap entered into with the intent to protect the Borrower against fluctuations in interest rates and entered into as a bona fide hedging arrangement and not for purposes of investment or speculation.

         "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such

Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement so long as such assets are all used in the Business). For the purposes of Section 7B.5(v), the amount involved in Investments made during any period shall be the aggregate cost to the Borrower and its Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made). See Section 1.2(i).

         "Investment Limit" shall have the meaning specified in Section 7B.5(v).

         "La Grange" means La Grange Acquisition, L.P., a Texas limited partnership, a subsidiary of the Master Partnership, together with all of its existing and hereafter formed or acquired direct or indirect subsidiaries.

         "La Grange Acquisition" means, collectively, (i) the acquisition by La Grange Energy, L. P. of the equity interests of U.S. Propane, all in accordance with the Acquisition Agreement dated as of November 6, 2003, as amended or modified, and (ii) the acquisition by the Master Partnership of substantially all of the assets of La Grange and its Subsidiaries and the other transactions contemplated in connection therewith, all in accordance with the Contribution Agreement dated as of November 6, 2003, as amended and modified.

         "La Grange Credit Agreement" means the loan/credit agreement, as amended, modified, supplemented or restated from time to time, governing the establishment and administration of certain senior credit term loan and senior revolving credit loan credit facilities in the maximum aggregate amount of $450,000,000 being extended to La Grange, as borrower, by Fleet Securities, Inc. and Wachovia Capital Markets, LLC, as joint lead arrangers, and Fleet National and Wachovia Bank National Association and the group of additional investors to become signatory parties thereto, as lenders.

         "La Grange Partnership Agreement" means the Agreement of Limited Partnership of La Grange as in effect on the Closing Date of the La Grange Credit Agreement or thereafter executed by the signatory parties thereto, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation of any of the foregoing by any Governmental Authority) of any Governmental Authority.

         "Lending Officer" means each of such individuals whom the Administrative Agent may designate by notice to the Borrower from time to time as an officer who may receive telephone requests for borrowings under Section
2.1.3 and 2.2.3.

         "Letter of Credit" is defined in Section 2.3.1.

         "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

         "Letter of Credit Issuer" means, for any Letter of Credit, BOk or, in the event BOk does not for any reason issue a requested Letter of Credit, another Bank designated by the Administrative Agent to issue such Letter of Credit in accordance with Section 2.3.

         "Leverage Ratio" means, as of any date, a ratio equal to the ratio of
(a) the Consolidated Funded Indebtedness of the Borrower as of the last day of the most recent fiscal quarter of the Borrower for which the Borrower has delivered to the Banks, or is required under Section 7A.1(i) to have delivered to the Banks, a consolidated balance sheet of the Borrower to (b) the Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters ended on such last day.

         "Liabilities" is defined in the second opening paragraph of the Note Purchase Agreements in effect on the date hereof.

         "Lien" means any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "Loan" or "Loans" means each Working Capital Loan, Acquisition Loan or Swingline Loan, and the Base Rate Loans and the Eurodollar Loans comprising such Loans.

         "Loan Documents" means this Agreement, the Intercreditor Agreement, the Security Documents, the Service Revolver Notes and each agreement of Heritage Service governing or securing the Service Revolver Notes.

         "Local" shall mean Local Oklahoma Bank.

         "Margin Period" means each period commencing on (and including) the first day of any fiscal quarter of the Borrower and ending on (and including) the earlier of (i) the last day of such fiscal quarter of the Borrower, or (ii) the Final Maturity Date with respect to the Working Capital Loans.

         "Margin Stock" means "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         "Master Partnership" means Heritage Propane Partners, L.P., a Delaware limited partnership.

         "Material Adverse Effect" means (i) a material adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions, (ii) a material impairment of the ability of the Borrower or any Subsidiary of the Borrower to perform any of its obligations under the Loan Documents to which it is a party or (iii) a material adverse effect on the enforceability of any of the Loan Documents.

         "Maximum Amount of Acquisition Credit" is defined in Section 2.1.2.

         "Maximum Amount of Working Capital Credit" is defined in Section 2.2.2.

         "Memorandum" means the memorandum dated May, 1996, prepared by Prudential Securities for use in connection with the Borrower's private placement of the Private Placement Notes.

         "MidFirst" shall mean MidFirst Bank.

         "Multiemployer Plan" means a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         "Net Proceeds" means the proceeds of any sale of assets in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents net of (i) brokerage commissions and other fees and expenses related to such sale, (ii) provisions for any taxes payable as a result of such sale, (iii) amounts required to be paid to any Person (other than the Borrower or any Subsidiary of the Borrower) owning a beneficial interest in the assets sold, (iv) appropriate amounts to be provided by the Borrower or any Subsidiary of the Borrower, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such sale of assets and retained by the Borrower or any Subsidiary of the Borrower, as the case may be, after such sale and (v) amounts required to be applied to the repayment of Indebtedness (other than the Private Placement Notes and amounts due under the Working Capital Facility or Acquisition Facility) secured by a Lien on the assets sold.

         "Non-Compete Obligations" is defined in Section 7B.3(viii).

         "Noncompliance Event" means either or both of the following:

                  (a) failure of the Borrower to maintain a Leverage Ratio that is (i) equal to or less than 4.75 to 1 from November 30, 2003 through November 30, 2004, and (ii) equal to or less than 4.50 to 1 from February 28, 2005 and thereafter; and

                  (b) failure of the Borrower to maintain Interest Coverage that is equal to or greater than 2.25 to 1.

         "Nonperforming Bank" is defined in Section 10.4.4.

         "Note Purchase Agreements" means that certain (i) Note Purchase Agreement between and among Heritage, Borrower and the Note Purchasers named in the Purchaser Schedule annexed as Schedule I thereto dated as of June 25, 1996, as amended, modified, supplemented or restated from time to time, (ii) Note Purchase Agreement between and among Borrower, Heritage and the Note Purchasers named in the Initial Purchaser Schedule annexed thereto dated as of November 19, 1997, as amended, modified, supplemented or restated from time to time, and
(iii) Note Purchase Agreement dated as of August 10, 2000, between and among Heritage, Borrower and the Note Purchasers annexed as Scheduled I thereto, as amended, modified, supplemented or restated from time to time.

         "Note Purchasers" mean the purchasers of the Private Placement Notes.

         "Notes" means the Working Capital Notes, the Acquisition Notes and each promissory note evidencing Swingline Loans.

         "Obligations" means and include any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Banks incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any replacements, amendments, extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, late charges, loan closing fees, service fees, origination/facility fees, commitment fees, fees in lieu of balances, letter of credit processing and issuance fees, indemnities and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including reasonable attorneys fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Banks and/or either Agent or the Collateral Agent, including reasonable attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Banks and/or either Agent or the Collateral Agent accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Banks and/or either Agent or the Collateral Agent in curing any Event of Default or Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Banks and/or either Agent or the Collateral Agent accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iv) indebtedness, obligations and liabilities of the Borrower arising out of the Note Purchase Agreements, including, without limitation, that evidenced by the Private Placement Notes.

         "Officer's Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents, and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to the Master Partnership or the Borrower, a certificate executed on behalf of the Master Partnership or the Borrower, as the case may be, by its general partner in a manner which would qualify such certificate (a) if such general partner were a corporation, as an Officer's Certificate of such general partner hereunder or (b) if such general partner were a partnership or other entity, as a certificate executed on its behalf by Persons authorized to do so pursuant to the constituting documents of such partnership or other entity.

         "Operative Agreements" means the Contribution Agreement, the other Conveyance Agreements, the Partnership Agreement and the La Grange Partnership Agreement.

         "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

         "Parity Debt" means Indebtedness of the Borrower (a) (other than the Notes) incurred in accordance with clauses (i), (ii) and (iii) of Section 7B.2 and (b) Additional Parity Debt.

         "Participation Interest" means the purchase by a Bank of a participation interest in Letter of Credit Exposure as provided in Section 2.3.4, in Swingline Loans as provided in Section 2.5 and in Loans as provided in
Section 10.5.

         "Partnership Agreement" means the Agreement of Limited Partnership of the Borrower as in effect on the Closing Date, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Partnership Documents" means the Agreement of Limited Partnership of the Master Partnership and the Partnership Agreement, in each case as in effect on the Closing Date and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

         "Payment Date" means the last Banking Day of each March, June, September and December occurring after the Initial Closing Date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

         "Percentage Interest" is defined in Section 10.1.

         "Percentage of Aggregate Available Cash" shall mean, with respect to any fiscal quarter of the Borrower, the percentage determined by multiplying (i) a fraction consisting of a numerator equal to the Borrower's Available Cash for that period and a denominator equal to the Aggregate Available Cash by (ii) 100.

         "Performing Bank" is defined in Section 10.4.4.

         "Permits" is defined in Section 8.8.

         "Permitted Banks" is defined in Section 7B.5.

         "Permitted GP Entity" shall mean shall mean any one or combination of
(i) Persons or a group of unrelated persons (as such terms are defined in the Exchange Act) who directly or indirectly beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) the Capital Stock of the General Partner immediately following consummation of the La Grange Acquisition, and (ii) Current Management or group of related persons (as so defined) including Current Management.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Plan" means any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions or dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

         "Priority Debt" means as of any date of determination, the sum, without duplication, of (i) Indebtedness of the Subsidiaries of the Borrower (other than Indebtedness owed to the Borrower or another Wholly-Owned Subsidiary), plus (ii) Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted by clauses (i) and (vii) of Section 7B.3 and any renewals of such Liens permitted by clause (xiv) of Section 7B.3

         "Property" means any interest in any kind of property or asset whether real, personal, or mixed, or tangible or intangible.

         "PUHCA" is defined in Section 8.19.

         "Private Placement Notes" means (i) the $120,000,000 senior secured notes issued pursuant to the Memorandum, sold to the Purchasers and described and defined in the Note Purchase Agreement dated as of June 25, 1996, as amended, (ii) the $47,000,000 senior secured notes described and defined in the Note Purchase Agreement dated as of November 19, 1997, as amended, and (iii) the $250,000,000 senior secured notes described and defined in the Note Purchase Agreement dated as of August 10, 2000, as amended.

         "Redeemable Capital Stock" means, as of any date of determination, any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which such shares are convertible or exchangeable or by contract or otherwise, are or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity with respect to the principal of any Loans or are redeemable at the option of the holder thereof at any time prior to the stated maturity of any Loans, or are convertible into or exchangeable for Indebtedness at any time prior to the stated maturity of any Loans.

         "Register" is defined in Section 11.1.3.

         "Replacement Bank" is defined in Section 11.3.

         "Required Banks" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Administrative Agent or the Banks under the Loan Documents which require action by the Required Banks, such Banks that own at least 66-2/3% of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 10.6, Required Banks means such Banks as own at least the respective portions of the Percentage Interests required by Section 10.6.

         "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Borrower or any other officer of the Borrower involved principally in its financial administration or its controllership function.

         "Restricted Payment" means any payment or other distribution, direct or indirect, in respect of any partnership or other equity interest in the Borrower, except a distribution payable solely in additional partnership or other equity interests in the Borrower, and any payment, direct or indirect on account of the redemption, retirement, purchase or other acquisition of any partnership or other equity interest in the Borrower.

         "Sale and Lease-Back Transaction" means, with respect to any Person (a "Transferor"), any arrangement (other than between the Borrower and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) whereby (a) property (the "Subject Property") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" shall mean the Security Agreement from the Borrower and U.S. Propane (formerly Heritage), as debtors and assignors, to the Collateral Agent, for the benefit of the Banks and the Note Purchasers, as secured parties, encumbering the Collateral described therein and covered thereby.

         "Security Documents" shall mean the Security Agreement, the Certificates and Stock Powers and the Financing Statements.

         "Senior Debt" shall mean Indebtedness of the Borrower which is not expressed to be junior or subordinate to any other Indebtedness of the Borrower.

         "Service Revolver Notes" shall mean those certain promissory notes from Heritage Service payable to the order of the Banks as more particularly described in the Heritage Service Credit Agreement.

         "Significant Subsidiary Group" shall mean any Subsidiary of the Borrower, or any group of Subsidiaries of the Borrower, which at any time of determination account for (or in the case of a recently formed or acquired Subsidiary would have so accounted for on a pro forma basis) more than 5% of consolidated operating revenues of the Borrower and its Subsidiaries for the fiscal year most recently ended or more than 5% of consolidated total assets of the Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter, in each case computed in accordance with GAAP.

         "Specified Entities" shall mean, (A) until such time as the La Grange Acquisition is consummated, any one or more of the following entities: (i) Atmos Energy Corporation, (ii) Piedmont Natural Gas Company, Inc., (iii) AGL Resources, Inc., and (iv) TECO Energy, Inc., or a Successor to any entity referred to in clause (i), (ii), (iii) or (iv) of this definition, and (B) from and after the consummation of the La Grange Acquisition, any one or combination of the following: (i) La Grange, any Wholly-Owned Subsidiary thereof, or a Successor thereto, and (ii) any Permitted GP Entity.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries. For the purposes of any computation under Section 6A or clause (xiii) of Section 6B, the defined terms Consolidated Debt Service, Consolidated EBITDA, Consolidated Funded Indebtedness, Consolidated Interest Expense and Consolidated Pro Forma Maximum Debt Service shall be calculated on the basis that Bi-State is a Subsidiary of the Borrower, but only as long as the Borrower shall own 50% or more of the interests in the capital or profits of Bi-State with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) thereof.

         "Successor" shall mean, with respect to the Specified Entity, any entity in which the holders of the Capital Stock of such Specified Entity outstanding immediately prior to a consolidation, acquisition or merger involving such Specified Entity hold, directly or indirectly through Wholly-Owned Subsidiaries, at least a majority of the Capital Stock immediately after such consolidation, acquisition or merger.

         "Swaps" shall mean, with respect to any Person, payment obligations (fixed or contingent) with respect to interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Swingline Facility" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Facility Amount and the commitment of the Banks to purchase participating interests equal to their respective Percentage Interests in the Swingline Loans as provided in Section 2.5, as such amounts may be reduced from time to time in accordance with the provisions hereof.

         "Swingline Facility Amount" means the remainder of (i) 10,000,000 minus
(ii) the outstanding principal balance on the Heritage Service Credit Agreement.

         "Swingline Lender" means BOk and its successors and permitted assigns.

         "Swingline Loan" means a swingline working capital loan made by the Swingline Lender pursuant to the provisions of Section 2.4.

         "Swingline Note" is defined in Section 2.4.

         "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Bank Legal Requirement (i) to be paid by any Bank or (ii) to be withheld or deducted from any payment otherwise required hereby to be made to any Bank, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Bank (other than withholding taxes) or franchise taxes.

         "Total Assets" means, as of any date of determination, the consolidated total assets of the Borrower and its Subsidiaries as would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP as of that date. See Section 1.2(i).

         "Tulsa Office" means the principal banking office of BOk in Tulsa, Oklahoma.

         "UCC" means the Uniform Commercial Code.

         "Uniform Customs and Practice" is defined in Section 2.3.7.

         "United States" or "U.S." means the United States of America.

         "United States Funds" means such coin or currency of the United States as at the time shall be legal tender therein for the payment of public and private debts.

         "Units" shall mean, collectively, the Common Units and each other limited partnership interest which may be issued from time to time and which are entitled by their terms to receive distributions.

         "Unused Proceeds Reserve" means, as of any date of determination, all amounts theretofore offered to prepay Parity Debt under Section 7B.7(iii)(c)(ii) and to prepay Notes under Section 4.2, the prepayment of which was declined by the applicable lenders, less the portion of such amounts theretofore applied by the Borrower to operations or capital expenditures in connection with the conduct of the Borrower's business.

         "Unutilized Taking Proceeds" means, as of any date, any insurance or condemnation proceeds (net of the reasonable costs of proceedings in connection therewith and settlements in respect thereof) in excess of $100,000 with respect to any single occurrence that were received by the Borrower or any of its Subsidiaries in respect of any damage, destruction, condemnation or other taking of all or any portion of the properties or assets of the Borrower or any of its Subsidiaries and that have not been reinvested by the Borrower or any of its Subsidiaries within a period of twelve months after such receipt in the restoration, modification or replacement of the properties or assets in respect of which such insurance or condemnation proceeds were received.

         "U.S. Bank" shall mean U. S Bank National Association.

         "USPLLC" shall mean U.S. Propane, LLC, a Delaware limited liability company, the general partner of U.S. Propane.

         "U.S. Propane" means U.S. Propane, L.P., a Delaware limited partnership, and successor to Heritage Holdings, Inc., a Delaware corporation ("Heritage").

         "Voting Stock" means, with respect to any corporation, any shares of stock of such corporation the holders of which are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly-Owned" means, as applied to any Subsidiary of any Person, a Subsidiary at least 98% (by vote or value) of the outstanding Equity Interests (other than directors' qualifying shares, if required by law) of all classes, taken together as a whole, of which are at the time owned by such Person or by one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital Facility" means the agreement of the Banks herein to make Working Capital Loans, to provide for the issuance of Letters of Credit and, insofar as the Swingline Lender is concerned, to make Swingline Loans.

         "Working Capital Loan Account" is defined in Section 2.2.4.

         "Working Capital Loan" is defined in Section 2.2.4.

         "Working Capital Notes" is defined in Section 2.2.4.

         1.2 Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, but subject to the provisions of this Section 1.2. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be prepared hereunder shall be prepared in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to clause (ii) of Section 7A.1.

         1.3 Construction. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (i) the capitalized term "Section" refers to sections of this Agreement, (ii) the capitalized term "Exhibit" refers to exhibits to this Agreement, (iii) references to a particular Article Section include all subsections thereof, (iv) the word "including" shall be construed as "including without limitation", (v) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (vi) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (vii) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Loan Documents. References to "the date hereof" mean the date first set forth above.

                                   ARTICLE II

                                   THE CREDITS

2.1 Acquisition Facility.

         2.1.1 Acquisition Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Closing Date and prior to the Final Maturity Date, the Banks will, severally in accordance with their respective Percentage Interests, make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with
Section 2.1.3, constituting in part, a refinancing of the Acquisition Loan previously governed by the Existing Credit Agreement. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding shall in no event exceed the Maximum Amount of Acquisition Credit.

         2.1.2 Maximum Amount of Acquisition Credit. The term "Maximum Amount of Acquisition Credit" means, on any date on or prior to the Final Maturity Date, the remainder of (x) the lesser of (a) $75,000,000 or (b) the aggregate Acquisition Loan Commitments described in Section 10.1, as amended from time to time, or such lesser amount as the Borrower may specify from time to time by written notice to the Administrative Agent.

         2.1.3 Acquisition Loan Borrowing Requests. The Borrower may from time to time request a loan under Section 2.1.1 by providing to a Lending Officer of the Administrative Agent either a notice in writing or telephonic notice promptly confirmed in writing. Such notice must be not later than noon (Tulsa, Oklahoma time) three (3) Banking Days prior to the requested funding date for a Eurodollar Loan, otherwise two (2) Banking Days prior to the requested funding date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $500,000 and in integral multiples of $100,000 in excess thereof) and (b) the requested funding date therefor (which shall be a Banking Day). Each such notice shall be accompanied by (i) a memorandum from the Chief Financial Officer of Borrower's general partner summarizing the proposed acquisition or capital expenditures to be financed by the advance, (ii) in the case of an acquisition a complete copy of the signed letter of intent (with all exhibits or schedules thereto to the extent available); provided, however, Borrower shall not make a loan request under Section 2.1.1 for any acquisition of a Business described in clause (ii) of the definition thereof for an amount in excess of $20,000,000 without the prior written consent of the Required Banks, (iii) a full and complete copy of the Borrower's internal acquisition or capital expenditure model (in general form, content and detail as utilized by the Borrower for similar acquisitions or capital expenditures prior to the Closing Date) and, in the case of borrowings hereunder relating to acquisitions or capital expenditures costing in excess of $1,000,000 and in each other case in which the Required Banks shall so request, calculations demonstrating Borrower's continued compliance with the financial ratios of Section 7B.1(i) and
(ii) hereof as of and following the closing of such proposed acquisition or capital expenditure

(utilizing, for the purpose of such demonstration, and subject to the calculation of Consolidated EBITDA resulting from such proposed Asset Acquisition, including adjustments permitted thereby, the financial statements of the Borrower and of the acquired business or asset for the most recent period of twelve consecutive months (as opposed to the immediately preceding four full fiscal quarters) for which such statements are available), and (iv) a full, completed copy of the confidential business questionnaire in the form as utilized by Borrower prior to the Closing Date (collectively the "Acquisition/Capex Due Diligence Packet"). Upon receipt of such notice, the Administrative Agent will promptly inform each other Bank (by telephone or otherwise). Each such loan will be made at the Administrative Agent's Tulsa Office by depositing the amount thereof to the Acquisition Loan Account of the Borrower with the Administrative Agent. In connection with each such loan, the Borrower shall furnish to the Administrative Agent a certificate in substantially the form of Exhibit 2.1.3.

         2.1.4 Acquisition Loan Account: Acquisition Notes. The Administrative Agent will establish on its books an internal acquisition loan account for the Borrower (the "Acquisition Loan Account") for administrative purposes only, which such Administrative Agent shall administer as follows: (a) the Administrative Agent shall add to the Acquisition Loan Account, and the Acquisition Loan Account shall evidence, the principal amount of all loans from time to time made by the Banks to the Borrower pursuant to Section 2.1.1 and (b) the Administrative Agent shall reduce the Acquisition Loan Account by the amount of all payments made on account of the Obligation evidenced by the Acquisition Loan Account. The aggregate principal amount of the Indebtedness from time to time evidenced by the Acquisition Loan Account is referred to as the "Acquisition Loan." The Acquisition Loan shall be deemed owed to each Bank severally in accordance with such Bank's Percentage Interest, and all payments credited to the Acquisition Loan Account shall be for the account of each Bank in accordance with its Percentage Interest. The Borrower's obligations to pay each Bank's Percentage Interest in the Acquisition Loan (i) is evidenced by a separate note of the Borrower payable to the order of the Banks and issued pursuant to the Existing Credit Agreement (except only for BOk) and (ii) insofar as BOk is concerned shall be evidenced by a replacement note in substantially the form of Exhibit 2.1.4 (such notes described in (i) and (ii) above, collectively, the "Acquisition Notes"), payable to each Bank in maximum principal amount equal to such Bank's Percentage Interest in the total Commitments constituting the Acquisition Facility.

2.2 Working Capital Facility.

         2.2.1 Working Capital Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Closing Date and prior to the Final Maturity Date with respect to the Working Capital Loan the Banks will, severally in accordance with their respective Percentage Interests, make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section 2.2.3, constituting in part, a refinancing of the Working Capital Loans previously governed by the Existing Credit Agreement. The sum of the aggregate principal amount of loans made under this Section 2.2.1 at any one time outstanding

(including the sum of aggregate principal amount of all (i) Swingline Loans then outstanding plus HSC Loans issued under the Heritage Service Credit Agreement then outstanding) plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Working Capital Credit.

         2.2.2 Maximum Amount of Working Capital Credit. The term "Maximum Amount of Working Capital Credit" means, on any date, the lesser of (a) $75,000,000 minus the outstanding principal balance on the Indebtedness permitted by Section 7B.2(v) or such lesser amounts as the Borrower may specify from time to time by written notice to the Administrative Agent, or (b) the aggregate Working Capital Loan Commitments described in Section 10.1, as amended from time to time; provided that the Maximum Working Capital Loan Commitment of BOk specified in Section 10.1 shall be deemed to include at any time the then outstanding principal amount of such Indebtedness permitted by Section 7B.2(v) pursuant to the Heritage Service Credit Agreement, and further provided that the aggregate outstanding principal amount of Working Capital Loan shall be reduced to $10,000,000 (excluding undrawn amounts on Letters of Credit issued pursuant to Section 2.3) for a period of not less than 30 consecutive calendar days at least one time during each fiscal year of the Borrower (the "Annual Clean-Up"). Failure by the Borrower to comply with the provisions of the Annual Clean-Up shall constitute a failure to pay the Loans when due and an Event of Default under Section 9.1.

         2.2.3 Working Capital Borrowing Requests. The Borrower may from time to time request a loan under Section 2.2.1 by providing to a Lending Officer of the Administrative Agent, either a notice in writing or telephonic notice promptly confirmed in writing. Such notice must be not later than noon (Tulsa, Oklahoma time) three (3) Banking Days prior to the requested funding date for a Eurodollar Loan, otherwise two (2) Banking Days prior to the requested funding date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $100,000 and in integral multiples of $50,000 in excess thereof) and (b) the requested advance date therefor (which shall be a Banking Day). Upon receipt of such notice, such Administrative Agent will promptly inform each other Bank (by telephone or otherwise). Each such loan will be made at the Administrative Agent's Tulsa Office by depositing the amount thereof to the Borrower's Working Capital Loan Account with the Administrative Agent. In connection with each such loan, the Borrower shall furnish to the Administrative Agent, a certificate in substantially the form of Exhibit 2.2.3.

         2.2.4 Working Capital Loan Account: Working Capital Notes. The Administrative Agent, will establish on its books an internal working capital loan account for the Borrower (the "Working Capital Loan Account"), for administrative purposes only, which such Administrative Agent shall administer as follows: (a) such Administrative Agent shall add to the Working Capital Loan Account, and the Working Capital Loan Account shall evidence, the principal amount of all loans made from time to time by the Banks to the Borrower pursuant to Section 2.2.1 and (b) such Administrative Agent shall reduce the Working Capital Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Working Capital Loan Account.

The aggregate principal amount of the Indebtedness evidenced by the Working Capital Loan Account is referred to as the "Working Capital Loan." The Working Capital Loan shall be deemed owed to each Bank severally in accordance with such Bank's Percentage Interest, and all payments (other than Swingline Loans) credited to the working Capital Loan Account shall be for the account of each Bank in accordance with its Percentage Interest. The Borrower's obligations to pay each Bank's Percentage Interest in the Working Capital Loan (other than Swingline Loans) (i) is evidenced by a separate note of the Borrower payable to the order of the Banks and issued pursuant to the Existing Credit Agreement (except only for BOk) and (ii) insofar as BOk is concerned, shall be evidenced by a replacement note in substantially the form of Exhibit 2.2.4 (such notes described in (i) and (ii) above, collectively, the "Working Capital Notes"), payable to each Bank in maximum principal amount equal to such Bank's Percentage Interest in the total Commitments constituting the Working Capital Facility.

         2.2.5 Swingline Loan Requests. In the case of a request for a Swingline Loan under the Working Capital Facility, by delivering a written notice pursuant to Section 2.2.3 hereof to the Swingline Lender not later than 12:00 noon (Tulsa, Oklahoma time) on the Banking Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (i) that a Swingline Loan is requested, (ii) the date of the requested borrowing (which shall be a Banking Day), and (iii) the requested maturity. Each Swingline Loan shall have a maturity date as the Borrower may request and the Swingline Lender may agree, but in no event shall the term of any Swingline Loan be longer than twenty (20) days from the date of borrowing. The principal amount of each Swingline Loan shall be due and payable the earlier of (i) the maturity date agreed to by the Swingline Lender and the Borrower at the time such Swingline Loan is made, and (ii) the Final Maturity Date.

2.3 Letters of Credit.

         2.3.1 Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Closing Date and prior to 30 days prior to the Final Maturity Date with respect to the Working Capital Loan, the Letter of Credit Issuer will issue for the account of the Borrower one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"). Letter of Credit Exposure plus the Working Capital Loan shall in no event exceed the Maximum Amount of Working Capital Credit. Letter of Credit Exposure shall in no event exceed $5,000,000.

         2.3.2 Requests for Letters of Credit. The Borrower may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Administrative Agent if the Letter of Credit Issuer is not the Administrative Agent) a notice which is actually received not less than one (1) Banking Day prior to the requested issuance date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested issuance date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Borrower or to such other Person as directed in writing by the

Borrower. In connection with the issuance of any Letter of Credit, the Borrower shall furnish to the Letter of Credit Issuer (and the Administrative Agent if the Letter of Credit Issuer is not the Administrative Agent) a certificate in substantially the form of Exhibit 2.3.2. and any customary application forms required by the Letter of Credit Issuer.

         2.3.3 Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.3 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date twelve months after the date of issuance or (b) 15 days prior to the Final Maturity Date with respect to the Working Capital Loans. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

         2.3.4 Banks' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Bank's Percentage Interest, shall automatically be deemed granted by the Letter of Credit Issuer to each Bank on the date of such issuance and the Banks shall automatically be obligated, as set forth in Section 10.4, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Borrower. The Letter of Credit Issuer will send to each Bank (and the Administrative Agent if the Letter of Credit Issuer is not the Administrative Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

         2.3.5 Presentation. The Letter of Credit Issuer may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Letter of Credit Issuer and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as instructions actually received may be given by the Borrower in writing expressly to the contrary with regard to, and prior to, the Letter of Credit Issuer's issuance of any Letter of Credit for the account of the Borrower and such contrary instructions are reflected in such Letter of Credit, to the maximum extent permitted by law the Letter of Credit Issuer may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

         2.3.6 Payment of Drafts. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the Borrower will on demand pay to such Letter of Credit Issuer in immediately available funds the amount of such payment. Unless the Borrower shall otherwise pay to the Letter of Credit Issuer the amount required by the foregoing sentence, such amount shall be considered a loan under Section 2.2.1 and part of the Working Capital Loan.

         2.3.7 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Loan Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                  (a) Neither the Borrower nor any beneficiary of any Letter of Credit shall be deemed an agent of any Letter of Credit Issuer.

                  (b) With respect to each Letter of Credit, neither any Letter of Credit Issuer nor its correspondents shall be responsible, except to the extent required by law, for or shall have any duty to ascertain:

                           (i) the genuineness of any signature;

                           (ii) the validity, form, sufficiency, accuracy,
                  genuineness or legal effect of any endorsements;

                           (iii) delay in giving, or failure to give, notice of
                  arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                           (iv) the performance by any beneficiary under any
                  Letter of Credit of such beneficiary's obligations to the Borrower;

                           (v) inaccuracy in any notice received by the Letter
                  of Credit Issuer;

                           (vi) the validity, form, sufficiency, accuracy,
                  genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of the same; or

                           (vii) failure of any instrument to bear any reference
                  or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                  (c) Except as otherwise required by law, the occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this Section 2.3.7 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                  (d) The Borrower will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by a Letter of Credit Issuer and (ii) all instruments and documents delivered to it from time to time by such Letter of Credit Issuer. The Borrower will notify the Letter of Credit Issuer of any claim of noncompliance by notice actually received within three Banking Days after receipt of any of the foregoing documents, the Borrower being conclusively deemed to have waived any such claim against such Letter of Credit Issuer and its correspondents unless such notice is given. The Letter of Credit Issuer shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Borrower.

                  (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice and Article 5 of the Uniform Commercial Code, the provisions of this Agreement shall govern to the maximum extent permitted by applicable law.

         2.3.8 Subrogation. Subject to the terms of the Intercreditor Agreement, upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Borrower with respect to such payment, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Banks. Subject to the terms of the Intercreditor Agreement, the Borrower will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of the Borrower.

         2.3.9 Modification, Consent, etc. If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

         2.4 Swingline Facility Sublimit. During the period of time in which Working Capital Loans may be requested under the Working Capital Facility, and subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make certain revolving loans (collectively the "Swingline Loans") to the Borrower; provided that the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed the Swingline Facility Amount. All Swingline Loans shall be Base Rate Loans evidenced by Borrower's promissory notes issued to the order of the Swingline Lender (collectively, the "Swingline Notes"), and may be repaid and reborrowed in accordance with the provisions hereof.

         2.5 Additional Provisions Relating to Swingline Loans. The Swingline Bank may, at any time, in its sole discretion, by written notice to the Borrower and the Banks, demand repayment of its Swingline Loans by way of a Working Capital Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Bank Prime Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Final Maturity Date and on the date of the occurrence of any Event of Default described in
Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Bank hereby irrevocably agrees to make its Percentage Interest of each such Working Capital Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Working Capital Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Working Capital Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Working Capital Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Working Capital Loan cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Percentage Interest of the Working Capital Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective Participation Interest is funded and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Bank, to the extent not paid to the Swingline Bank by the Borrower in accordance with the terms of
Section 2.2.5, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

         2.6 Application of Proceeds.

                  2.6.1 Acquisition Loan. The Borrower will apply the proceeds of the Acquisition Loan solely to finance acquisitions permitted pursuant to Section 2.1 and to finance capital expenditures for additions or improvements to the assets of the Borrower (as distinguished from maintenance capital expenditures).

                  2.6.2 Working Capital Loan. The Borrower will apply the proceeds of the Working Capital Loan and Swingline Loans for working capital and other lawful purposes of the Borrower and its Subsidiaries; provided, however, that at no time shall more than $500,000 of the outstanding principal amount of the Working Capital Loan have been applied to the purposes of financing acquisitions permitted pursuant to
         Section 2.1 and/or capital expenditures for additions or improvements to the Assets of the Borrower (as distinguished from maintenance capital expenditures).

                  2.6.3 Letters of Credit. Letters of Credit shall be issued only for lawful purposes of the Borrower and its Subsidiaries.

                  2.6.4 Specifically Prohibited Applications. The Borrower will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Loan Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Foreign Trade Regulations, by other Bank Legal Requirements of applicable to the Banks or by the Loan Documents.

         2.7 Nature of Obligations of Banks to Make Extensions of Credit. The Banks' obligations to extend credit under this Agreement, including without limitation, to refinance the credit facilities previously governed by the Existing Credit Agreement, are several and are not joint or joint and several. If on the date any Loans are to be made, any Bank shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this Agreement shall be reduced by the amount of unborrowed Commitments of the Bank so failing to perform and the Percentage Interests shall be appropriately adjusted. Banks that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Bank so desires, assume, in such proportions as such Banks may agree, the obligations of any Bank who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.7 shall not affect the rights of the Borrower against any Bank failing to perform its obligations hereunder.

                                   ARTICLE III

                   INTEREST; EURODOLLAR PRICING OPTIONS; FEES

         3.1 Interest. Each Loan shall accrue and bear interest at a rate per annum which shall at all times equal its Applicable Rate. Prior to any stated or accelerated maturity of any Loan, the Borrower will, on the last day of each month, commencing April 30, 2004, pay the accrued and unpaid interest on the portion of such Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Borrower will pay the accrued and unpaid interest on the portion of such Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date. On the Final Maturity Date or the earlier accelerated maturity of any Loan, the Borrower will pay all accrued and unpaid interest on such Loan, including any accrued and unpaid interest on any portion of such Loan which is subject to a Eurodollar Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Banks may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Administrative Agent, for the account of each Bank in accordance with such Bank's Percentage Interest.

         3.2 Eurodollar Pricing Options.

                  3.2.1 Election of Eurodollar Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Borrower may from time to time, by irrevocable notice to the Administrative Agent, actually received not less than two (2) Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of a Loan as the Borrower may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective:

                           (i) if, prior to the commencement of any such
                  Eurodollar Interest Period, the Administrative Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Bank Legal Requirement, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

                           (ii) if any Bank shall have advised the
                  Administrative Agent, by telephone or otherwise at or prior to noon (Tulsa, Oklahoma time) on the Banking Day immediately prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, such Bank reasonably anticipates that Eurodollar deposits in an amount equal to the Percentage Interest of such Bank in the portion of such Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to such Bank at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate.

                  3.2.2 Notice to Banks and Borrower. The Administrative Agent, will promptly inform each Bank (by telephone or otherwise) of each notice received by it from the Borrower pursuant to Section 3.2.1 and of the Eurodollar Interest Period specified in such notice. Upon determination by the Administrative Agent of the Eurodollar Rate for such

         Eurodollar Interest Period or in the event such election shall not become effective, the Administrative Agent, will promptly notify the Borrower and each Bank (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

                  3.2.3 Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

                           (i) the minimum portion of a Loan subject to any
                  Eurodollar Pricing Option shall be $1,000,000 and in integral multiple of $100,000 in excess thereof;

                           (ii) no more than a total of fifteen (15) Eurodollar
                  Pricing Options shall be outstanding at any one time with respect to the Loans;

                           (iii) no Eurodollar Interest Period with respect to
                  any part of a Loan subject to a Eurodollar Pricing Option shall expire later than its applicable Final Maturity Date.

                  3.2.4 Additional Interest. If any portion of a Loan subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Borrower will pay to the Administrative Agent, for the account of each Bank in accordance with such Bank's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of such Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such Eurodollar Pricing Option minus, (b) the lowest rate of interest obtainable by the Administrative Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Administrative Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of a Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.2.1, the Borrower shall be deemed to have terminated such Eurodollar Pricing Option.

                  3.2.5 Violation of Bank Legal Requirements. If any Bank Legal Requirement shall prevent any Bank from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of a Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Bank's obligations as contemplated by Section 3.2, (a) the Administrative Agent, may by notice to the Borrower terminate all of the affected Eurodollar Pricing Options, (b) the portion of such Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrower shall make any payment required by Section 3.2.4.

                  3.2.6 Funding Procedure. The Banks may fund any portion of a Loan subject to a Eurodollar Pricing Option out of any funds available to the Banks. Regardless of the source of the funds actually used by any of the Banks to fund any portion of such Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4, 3.5, 3.6, 3.7 and 3.8, shall be computed as if each Bank had actually funded such Bank's Percentage Interest in such portion of such Loan through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Bank having the same location as the applicable Eurodollar Office to one of such Bank's offices in the United States of America.

         3.3 Commitment Fees.

                  3.3.1 Acquisition Financing Facility. In consideration of the Banks' Commitments to make the extensions of credit provided for in
         Section 2.1, while such commitments are outstanding, the Borrower will pay to the Administrative Agent, for the account of the Banks in accordance with the Banks' respective Percentage Interests, within five
         (5) Banking Days following the end of each fiscal quarter of the Borrower, an amount equal to interest computed at the rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the amount by which (a) the average daily Maximum Amount of Acquisition Credit during the Margin Period or portion thereof ending on the last day of such fiscal quarter exceeded (b) the average daily Acquisition Loan during such Margin Period or portion thereof.

                  3.3.2 Working Capital Facility. In consideration of the Banks' commitments to make the extension of credit provided for in Section 2.2 while such commitments are outstanding, the Borrower will pay to the Administrative Agent, for the account of the Banks in accordance with the Banks' respective Percentage Interests, within five (5) Banking Days following the end of each fiscal quarter of the Borrower and on the Final Maturity Date with respect to the Working Capital Loan, an amount equal to interest computed at the rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the amount by which
         (a) the average daily Maximum Amount of Working Capital Credit during the Margin Period or portion thereof ending on the last day of such fiscal quarter or Final Maturity Date exceeded (b) the average daily Working Capital Loan during such Margin Period or portion thereof. For the purposes of computing the non-usage fee on the Working Capital Facility, outstanding Letters of Credit shall be considered usage of the Working Capital Credit Facility; however, outstanding Swingline Loans shall be considered usage of the Working Capital Facility committed amount of BOk only.

         3.4 Letter of Credit Fees. The Borrower will pay to the Administrative Agent, for the account of each of the Banks (including any Letter of Credit Issuer), in accordance with the Banks' respective Percentage Interests, on the last day of each Margin Period, a Letter of Credit fee equal to the Applicable Margin for Eurodollar Loans in effect for such Margin Period on the average daily Letter of Credit Exposure during such Margin Period; together with an additional fee equal to 1/8% per annum on the Letter of Credit Exposure shall be paid solely to the respective Letter of Credit Issuer. The Borrower also will pay to each Letter of Credit Issuer customary service charges and expenses for its services in connection with the Letters of Credit issued by it at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

         3.5 Reserve Requirements. If any Bank Legal Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net income of such Bank) and the effect of any of the foregoing shall be to increase the cost to any Bank of issuing, making, funding or maintaining its respective Percentage Interest in any portion of a Loan subject to a Eurodollar Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Bank under this Agreement or to require such Bank to make any payment or forego any amounts otherwise payable to such Bank under this Agreement, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent, for the account of such Bank such additional amounts as are specified by such Bank in such certificate as sufficient to compensate such Bank for such increased cost or such reduction, together with interest at the Overdue Reimbursement Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof; provided, however, that the foregoing provisions shall not apply to any Tax or to any reserves which are included in computing the Eurodollar Reserve Rate. The determination by such Bank of the amount of such costs shall, in the absence of manifest error, be conclusive.

         3.6 Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrower is required by law to make such deductions. If (a) any Bank shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Borrower shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation under this Section 3.6 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent, for such Bank's account such additional amount as is necessary to enable such Bank to receive the amount of Tax so imposed on the Bank's obligations hereunder or the full amount of all payments which it would have received on the Credit Obligations (including amounts required to be paid under Sections 3.5, 3.7, 3.8 and this Section 3.6) in the absence of such Tax, as the case may be, together with interest at the Overdue Reimbursement Rate on such amount from the 15th day after receipt of such certificate until payment in full thereof. Whenever Taxes must be withheld by the Borrower with respect to any payments of the Credit Obligations, the Borrower shall promptly furnish to the Administrative Agent for the account of the applicable Bank official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Borrower fails to pay any such Taxes when due or fails to remit to the Administrative Agent, for the account of the applicable Bank the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrower shall indemnify the affected Bank for any incremental Taxes and interest or penalties that may become payable by such Bank as a result of any such failure. The determination by such Bank of the amount of such Tax and the basis therefor shall, in the absence of manifest error, be conclusive. The Borrower shall be entitled to replace any such Bank in accordance with
Section 11.3.

         3.7 Capital Adequacy. If any Bank shall determine that compliance by such Bank with any Bank Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Bank and its Affiliates as a consequence of such Bank's commitment to make the extensions of credit contemplated hereby, or such Bank's maintenance of the extensions of credit contemplated hereby, to a level below that which such Bank could have achieved but for such compliance (taking into consideration the policies of such Bank and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Bank and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Bank to be material, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation under this Section 3.7 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent, for the account of such Bank such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest at the Overdue Reimbursement Rate on each such amount from the 15th day after receipt of such certificate until payment in full thereof. The determination by such Bank of the amount to be paid to it and the basis for computation thereof shall, in the absence of manifest error, be conclusive. In determining such amount, such Bank may use any reasonable averaging, allocation and attribution methods. The Borrower shall be entitled to replace any such Bank in accordance with Section 11.3.

         3.8 Regulatory Changes. If any Bank shall determine that (a) any change in any Bank Legal Requirement (including any new Bank Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to a Loan or the Letters of Credit or the return to be earned by such Bank on such Loan or the Letters of Credit, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make, its portion of such Loan or the Letters of Credit, or (iii) require such Bank or any Affiliate of such Bank to make any payment on, or calculated by reference to, the gross amount of any amount received by such Bank under any Credit Document, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation under this Section 3.8 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to such Bank such additional amounts as such Bank determines will, together with any adjustment in the Applicable Rate, fully compensate for such reduction, increased cost or payment, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Bank of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         3.9 Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the Eurodollar Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate, and any letter of credit fees payable pursuant to Section 3.4 shall be payable for the full number of days such applicable Letter of Credit is outstanding.

         3.10 Loan Fees. Concurrent with the Closing Date, the Borrower shall pay to each Bank in immediately available funds a non-refundable and fully earned loan fee in an amount equal to 0.35% (35 basis points) of the aggregate amount of each such Bank's Commitments issued pursuant to this Agreement.

         3.11 Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, an annual fee in the amount of $25,000, payable quarterly (in the amount of $6,250) in arrears following the close of each calendar quarter by the Administrative Agent's debit to Borrower's operating account, concerning which quarterly debit therefrom Borrower hereby authorizes the Administrative Agent to automatically effect without the necessity of any further or other approval from the Borrower.

                                   ARTICLE IV

                                     PAYMENT

         4.1 Payment at Maturity. On the Final Maturity Date with respect to each tranche or any accelerated maturity of such Loan, the Borrower will pay to the Administrative Agent, for the account of the Banks an amount equal to the remaining aggregate principal amount of such Tranche then outstanding, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding.

         4.2 Contingent Required Prepayments.

                  4.2.1 Excess Credit Exposure. If at any time the Acquisition Loan or the Working Capital Loan exceeds the limit set forth in Section
         2.1.2 or 2.2.2, respectively, the Borrower shall within three Banking Days pay the amount of such excess to the Administrative Agent, for the account of the Banks.

                  4.2.2 Letter of Credit Exposure. If at any time the Letter of Credit Exposure exceeds the limit set forth in Section 2.3.1, the Borrower shall cash-collateralize such excess within three (3) Banking Days by paying the amount of such excess to the Administrative Agent, for the account of the Banks to be applied as provided in Section 4.5.

                  4.2.3 Contingent Prepayments on Disposition, Loss of Assets, Merger or Change of Control.

                           (i) If at any time the Borrower or any of its
                  Subsidiaries disposes of assets or issues or sells Capital Stock of any Subsidiary with the result that there are Excess Sale Proceeds, and the Borrower does not apply such Excess Sale Proceeds in the manner described in Section 7B.7(iii)(c)(ii)(x), the Borrower will prepay (at the price of the principal amount prepaid plus accrued interest thereon and any amount owing with respect thereto under Section 3.2.4 and upon notice as provided in Section 4.2.4) a principal amount of the outstanding Acquisition Notes equal to the Allocable Proceeds.

                           (ii) In the event of any damage to, or destruction,
                  condemnation or other taking of, all or any portion of the properties or assets of the Borrower or any of its Subsidiaries, to the extent that the Borrower or any such Subsidiary receives insurance or condemnation proceeds with the result that Unutilized Taking Proceeds exceed $2,500,000 in respect of any fiscal year (such excess amount being herein called "Excess Taking Proceeds"), the Borrower will prepay (at the price of the principal amount prepaid plus accrued interest thereon and any amount owing with respect thereto under Section 3.2.4 and upon notice as provided in Section 4.2.4) a principal amount of the outstanding Acquisition Notes equal to the Allocable Proceeds.

                           (iii) (a) If at any time any Responsible Officer has
                  knowledge of the occurrence of any Control Event, the Borrower will give notice as provided in Section 4.4 of such Control Event to the Administrative Agent. Upon the occurrence of a Control Event, the Borrower will not take any voluntary action that consummates or finalizes the Control Event resulting from such Control Event unless contemporaneously with such action, the Borrower prepays all Notes in accordance with this Section 4.2.3(iii) and upon notice as provided in Section 4.2.4 at the price of the principal amount thereof plus accrued interest thereon and any amount owing with respect thereto under
                  Section 3.2.4.

                           (b) The obligation of the Borrower to prepay
                  Acquisition Notes pursuant to the offer required by paragraph
                  (a) of this clause (iii) and accepted in accordance with Section 4.2.4 is subject to the consummation of the Control Event in respect of which any such offer and acceptance shall have been made. In the event that such Control Event does not occur on or before the proposed prepayment date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Control Event occurs. The Borrower shall keep the Administrative Agent reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Control Event and the prepayment are expected to occur, and (iii) any determination by the Borrower that efforts to effect such resulting Control Event have ceased or been abandoned (in which case the Borrower shall have no further obligation hereunder to prepay the Acquisition Notes in respect of such Control Event).

                  4.2.4    Prepayment Procedure for Contingent Prepayments.

                           (i) If at any time there are unapplied Excess Sale
                  Proceeds or Excess Taking Proceeds (such unapplied amounts being "Excess Proceeds"), and the Borrower is required to prepay the Acquisition Notes with such Excess Proceeds pursuant to clause (i) or (ii) of Section 4.2.3, the Borrower will give written notice as provided in Section 12.1 (which shall be in the form of an Officers' Certificate) to the Banks not later than twelve months after the date of the applicable Asset Sale or the end of the twelve month period following receipt of the applicable Unutilized Taking Proceeds, as the case may be, and (a) setting forth in reasonable detail all calculations required to determine the amount of Excess Proceeds, (b) setting forth the aggregate amount of the Allocable Proceeds and the amount of the Allocable Proceeds which is allocable to each Acquisition Note, determined by applying the Allocable Proceeds pro rata among all Acquisition Notes outstanding on the date such prepayment is to be made according to the aggregate then unpaid amounts of the Acquisition Notes, and in reasonable detail the calculations used in determining such amounts, and (c) stating that the Borrower will prepay on the date specified in such notice, which shall not be less than 25 nor more than 45 days after the date of such notice, a principal amount of each outstanding Acquisition Note equal to the amount of Allocable Proceeds allocated to such Acquisition Note as described in clause (b) above.

                           (ii) If at any time the Borrower is required to
                  prepay the Notes following the occurrence of a Control Event, the Borrower will give written notice as provided in Section
                  12.1 (which shall be in the form of an Officer's Certificate) to the Banks not later than five Business Days following such Control Event, (a) setting forth in reasonable detail the facts and circumstances underlying such Control Event known to it, and (b) stating that the Borrower will prepay on the date the Control Event occurs.

         4.3 Scheduled Required Payments.

                  4.3.1 Acquisition Loan. On the Final Maturity Date, the Borrower shall pay all outstanding principal of the Acquisition Loan.

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

                  4.3.2 Working Capital Loan. The Borrower shall (i) prepay the Working Capital Loan when necessary to comply with the Annual Clean-Up requirement set forth in Section 2.2.2, and (ii) on the Final Maturity Date, pay all outstanding principal of the Working Capital Loan.

         4.4 Voluntary Prepayments. In addition to the prepayments required by Sections 4.2 and 4.3, the Borrower may from time to time prepay all or any portion of the Loans (in a minimum amount of $50,000 and an integral multiple of $50,000), without premium or penalty of any type (except as provided in Section
3.2.4 with respect to the early termination of Eurodollar Pricing Options) and further provided that Swingline Loans may be prepaid in any amount. The Borrower shall give the Administrative Agent at least one Banking Day prior notice of its intention to prepay, specifying the date of payment, the total amount of the Loans to be paid on such date and the amount of interest to be paid with such prepayment.

         4.5 Letters of Credit. If at the time of any Event of Default or on the stated or any accelerated maturity of the Credit Obligations the Banks shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrower immediately will either:

                  (a) prepay such obligation by depositing with the Administrative Agent, an amount of cash sufficient to cash-collateralize such Letter of Credit Exposure, or

                  (b) deliver to the Administrative Agent, a standby letter of credit (designating such Administrative Agent as beneficiary and issued by a bank and on terms reasonably acceptable to such Administrative Agent), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Borrower. Any such cash so deposited and the cash proceeds of any draw under any standby letter of credit so furnished, including any interest thereon, shall be returned by such Administrative Agent to the Borrower only when, and to the extent that, the amount of such cash held by such Administrative Agent exceeds the Letter of Credit Exposure at a time when no Default exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, such Administrative Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations as provided in the Intercreditor Agreement.

         4.6 Reborrowing Application of Payments.

                  4.6.1 Reborrowing. The amounts of the Acquisition Loan and the Working Capital Loan prepaid pursuant to Section 4.2.1, 4.3.2 or 4.4 may be reborrowed from time to time, in the case of the Acquisition Loan in accordance with Section 2.1 and in the case of the Working Capital Loan prior to its Final Maturity Date, in accordance with
         Section 2.2 and subject to the limits set forth therein.

                   4.6.2 Order of Application. Each prepayment of the Loan made pursuant to Section 4.2.1 shall be applied to the Working Capital Loan or the Acquisition Loan, as appropriate. Each prepayment of the Loan made pursuant to Section 4.2.3(i) or (ii) shall be applied to the Acquisition Loan. Any amounts of the Acquisition Loan prepaid pursuant to the preceding sentence may not be reborrowed.

                  4.6.3 Payment with Accrued Interest. Upon all prepayments of a Loan, the Borrower shall pay to the Administrative Agent, the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment and any amount owing with respect thereto under Section 3.2.4. Notice of prepayment having been given in accordance with Section 4.4, and whether or not notice is given of prepayments pursuant to Sections 4.2 and 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

                  4.6.4 Payments for Banks. All payments of principal hereunder shall be made to the Administrative Agent, for the account of the Banks in accordance with the Banks' respective Percentage Interests.

                                    ARTICLE V

                                    SECURITY

         5.1 Collateral. The repayment of the Indebtedness shall be secured by the Collateral as more particularly described and defined in the Security Documents previously executed and delivered pursuant to the terms, provisions and conditions of the Existing Credit Agreement, the Liens and priorities thereof which shall continue in full force and effect without any interruption thereof whatsoever subject to the Intercreditor Agreement.

         The Borrower hereby acknowledges that all of the Collateral is granted as security for the repayment of all Obligations, including as evidenced by the Notes, the Private Placement Notes and the notes, if any, evidencing other Parity Debt. The Liens granted, created and perfected (including the priorities thereof subject to the Intercreditor Agreement) by virtue of the Existing Credit Agreement and the Security Documents therein described and defined are hereby ratified, confirmed and continued without interruption and re-granted by the Borrower in favor of the Collateral Agent in all respects as continuing security for the Obligations, including as evidenced by the Notes, the Private Placement Notes and the notes, if any, evidencing other Parity Debt subject to the terms and provisions of the Intercreditor Agreement. If one or more of such Notes, Private Placement Notes or other Parity Debt notes are paid in full or satisfied, but any portion of the Indebtedness evidenced by such note remains unsatisfied, the Collateral Agent may retain its security interest in all of the Collateral on behalf of the Secured Parties described therein until the remaining Indebtedness secured thereby is paid in full, even if the value of the Collateral far exceeds the amount of such outstanding Indebtedness secured thereby.

         5.2 Intercreditor Agreement. The Banks and the Co-Agent hereby authorize the Administrative Agent to execute and deliver such supplements, amendments or modifications to the Intercreditor Agreement to the Collateral Agent. Borrower confirms that any setoffs shared under the terms of the Intercreditor Agreement (including without limitation Section 13(c) thereof) with the Note Purchaser of the Private Placement Notes or the holders of any Additional

Parity Debt, to the extent of the portions so shared, will not be deemed to pay down the Loan evidenced by the Notes.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT AND SUBSEQUENT TO LOANS

         6.1 Conditions Precedent to Initial Working Capital Loan and Initial Acquisition Loan. The obligation of the Banks to make the initial Working Capital Loan and the initial Acquisition Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

                  (i) No Default. There shall exist no Event of Default, Noncompliance Event or Default on the Closing Date.

                  (ii) Representations and Warranties. The representations, warranties and covenants set forth in Article VIII shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date unless such representation or warranty relates only to an earlier date.

                  (iii) Certificates. The Borrower shall have delivered or caused to be delivered to the Administrative Agent Certificates, dated as of the Closing Date, and signed by the President or Vice President and the Secretary of USPLLC and the General Partner, respectively, certifying (a) to the matters covered by the conditions specified in subsections (i) and (ii) of this Section 6.1, (b) that the Borrower and the Master Partnership have performed and complied with all agreements and conditions required to be performed or complied with by them prior to or on the Closing Date, (c) to the name and signature of each officer of USPLLC and the General Partner, respectively, authorized to execute and deliver the Loan Documents for and on behalf of the Borrower and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Banks shall determine to be advisable. The Banks may conclusively rely on such Certificates until Agent receives notice in writing to the contrary.

                  (iv) Proceedings. On or before the Closing Date, all partnership proceedings of the Borrower shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Banks and Administrative Agent's counsel; and the Agents shall have received certified copies, in form and substance satisfactory to the Banks and Agents' counsel, of the partnership agreements and certificates of the Borrower and the Certificate of Limited Partnership Agreement of the General Partner and the Articles of Organization/Certificate of Formation and Operating Agreement of USPLLC, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the ratification, confirmation and regranting of the security interests in the Collateral pursuant to the Security Agreement, to secure the payment of the Indebtedness.

                  (v) Notes. The Borrower shall have delivered the replacement Notes payable to the order of BOk, to the Administrative Agent, in each case appropriately executed.

                  (vi) Security Agreement. The Borrower shall have ratified and confirmed its delivery to the Collateral Agent of such supplement, amendment or restatement of the Security Agreement executed in connection with the Existing Credit Agreement, appropriately executed by the Borrower and Heritage, and dated as of the Closing Date, together with such financing statements (UCC or otherwise) (collectively, the "Financing Statements") and other documents, as shall be deemed necessary and appropriate to continue the perfection of the Collateral Agent's security interests in the Collateral covered by said Security Agreement, including, without limitation, the Security Agreement, and such certificates representing shares of Capital Stock included in the Collateral and proper stock powers with respect thereto duly endorsed in blank (collectively, the "Certificates and Stock Powers").

                  (vii) Opinions. The Agents shall have received from Borrower's counsel, Doerner, Saunders, Daniel & Anderson, L.L.P., a favorable written closing opinion addressed to the Agents for the benefit of the Banks with respect to this Agreement, satisfactory in form and substance to the Administrative Agent's counsel including, without limitation, an opinion that all notices to or consents of the Collateral Agent or the Note Purchasers as required by the transactions contemplated by this Agreement have been duly obtained and are in full force and effect.

                  (viii) UCC Releases/Other Information. The Administrative Agent shall have received a written payoff statement from any other secured party of record concerning any of the Collateral together with applicable UCC terminations of record of all such existing security interest liens pertaining to the Collateral or any part thereof.

                  (ix) Other Information and Closing Documents. The Administrative Agent shall have received such other consents, information, documents, agreements and assurances as shall be reasonably requested by the Banks, including, without limitation, appropriate consents and approvals to the issuance of the Notes and the Commitments and the Intercreditor Agreement, as amended and modified, shall have been duly executed by all parties thereto and delivered to the Collateral Agent.

         6.2 Conditions Precedent to All Loans. The Banks shall not be obligated to make any additional Loan advance(s) or to issue any Letters of Credit after the Closing Date (i) if at such time any Event of Default or any Noncompliance Event shall have occurred or any Default shall have occurred and be continuing; or (ii) if any of the representations, warranties and covenants contained in
Article VIII of this Agreement shall be false or untrue in any material respect on the date of such advance or issue, as if made on such date (unless such representation or warranty relates only to an earlier date). Each request by the Borrower for an additional Working Capital Loan or Acquisition Loan shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default, a Noncompliance Event or a Default, and that all representations, warranties and covenants in Article VIII of this Agreement are true and correct on and as of the date of each such applicable Loan request or request for a Letter of Credit.

                                   ARTICLE VII

                                    COVENANTS

         The Borrower hereby covenants and agrees with the Banks that, comply with the terms and provisions of this Article VII.

         7A. Affirmative Covenants.

                  7A.1 Financial Statements. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP. The Borrower covenants that it will deliver to each Bank:

                           (i) as soon as practicable and in any event within 50
                  days after the end of each quarterly period in each fiscal year, (a) consolidated statements of income, partners' capital and cash flows of the Borrower and its Subsidiaries for such quarterly period and (in the case of the second, third and fourth quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period, setting forth in each case with respect to financial statements delivered as of any date and for any period after the Closing Date, in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified by an authorized financial officer of the Borrower as presenting fairly, in all material respects, the information contained therein (except for the absence of footnotes and subject to changes resulting from normal year-end adjustments), in accordance with GAAP, and (b) a copy of the Quarterly Report on Form 10-Q of the Master Partnership for such quarterly period filed with the Commission;

                           (ii) as soon as practicable and in any event within
                  95 days after the end of each fiscal year, (a) consolidated and consolidating statements of income and cash flows and a consolidated and consolidating statement of partners' capital (or stockholders' equity, as applicable) of the Borrower and its Subsidiaries for such year, and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at the end of such year, setting forth in each case with respect to financial statements delivered as of any date and for any period after the Closing Date, in comparative form corresponding consolidated and, where applicable, consolidating figures from the preceding annual audit, all in reasonable detail and, as to the consolidated statements, reported on by Grant Thornton, LLP, or other independent public accountants of recognized national standing selected by the Borrower whose report shall be without limitation as to the scope of the audit, (b) consolidating statements of income and cash flows and a consolidating statement of partners' capital (or stockholder equity, as applicable) of the Master

                  Partnership and its Subsidiaries for such year and consolidated balance sheets of the Master Partnership and its Subsidiaries, as at the end of such year, setting forth in each case, in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reported on by Grant Thornton LLP, or other independent public accountants of recognized national standing selected by the Master Partnership whose report shall be without limitation as to the scope of the audit (provided that such report shall not include within the scope of the audit the consolidating statements required by clause (c)); provided, however, that at any time when the Master Partnership shall be subject to the reporting requirements of
                  Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Master Partnership for such fiscal year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (b) if all such statements required to be delivered pursuant to this clause (b) with respect to the Master Partnership and its Subsidiaries are included in such Form 10-K, or (c) consolidating statements of income and cash flows and a consolidating statement of partners' capital (or stockholders' equity, as applicable) of the Master Partnership and its Subsidiaries for such year, certified by an authorized financial officer of the Master Partnership as presenting fairly, in all material respects, the information contained therein, in accordance with GAAP (except for the absence of footnotes); provided, however, that at any time when the Master Partnership shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Master Partnership for such fiscal year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (c) if all such statements required to be delivered pursuant to this clause (c) with respect to the Master Partnership and its Subsidiaries are included in such Form 10-K and such reports are delivered separately by the Borrower together with such Form 10-K and such reports;

                           (iii) promptly upon receipt thereof by the Borrower,
                  copies of all reports submitted to the Borrower by independent public accountants in connection with each special, annual or interim audit of the books of the Borrower or any Subsidiary thereof made by such accountants, including without limitation the comment letter submitted by each such accountant to management in connection with their annual audit;

                           (iv) promptly upon transmission thereof, copies of
                  (a) all financial statements, proxy statements, notices and reports as the Borrower or the Master Partnership shall send or make available to the public Unitholders of the Master Partnership, (b) all registration statements (without exhibits), all prospectuses and all reports which the Borrower or the Master Partnership files with the Commission (or any governmental body or agency succeeding to the functions of the Commission), (c) all press releases and other similar written statements made available by the Borrower or the Master Partnership to the public concerning material developments in the business of the Borrower or the Master Partnership, as the case may be, and (d) all reports, notices and other similar written statements sent or made available by the Borrower or the Master Partnership to any holder of its Indebtedness pursuant to the terms of any agreement, indenture or other instrument evidencing such Indebtedness, including without limitation the Credit Agreement, except to the extent the same substantive information is already being provided pursuant to this Section 7A.1;

                           (v) as soon as reasonably practicable, and in any
                  event within 5 Business Days after a Responsible Officer obtains knowledge that any Default or Event of Default has occurred, a written statement of such Responsible Officer setting forth details of such Default or Event of Default and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

                           (vi) as soon as reasonably practicable, and in any
                  event within 5 Business Days after a Responsible Officer obtains knowledge of (a) the occurrence of an adverse development with respect to any litigation or proceeding involving the Borrower or any of its Subsidiaries which in the reasonable judgment of the Borrower could reasonably be expected to have a Material Adverse Effect or (b) the commencement of any litigation or proceeding involving the Borrower or any of its Subsidiaries which in the reasonable judgment of the Borrower could reasonably be expected to have a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

                           (vii) as soon as possible after, and in any event
                  within 10 Business Days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is expected to occur that, alone or together with any other ERISA Events that have occurred, in the opinion of the principal financial officer of the Borrower could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $2,000,000, a statement setting forth a detailed description of such ERISA Event and the action, if any, that the Borrower or any ERISA Affiliate has taken, is taking or proposes to take or cause to be taken with respect thereto (together with a copy of any notice, report or other written communication filed with or given to or received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition);

                           (viii) as soon as reasonably practicable, and in any
                  event within five Business Days after a Responsible Officer obtains knowledge of a violation or alleged violation of any Environmental Law or the presence or release of any Hazardous Substance within, on, from, relating to or affecting any property, which in the reasonable judgment of the Borrower could reasonably be expected to have a Material Adverse Effect, notice thereof, and upon request, copies of relevant documentation;

                           (ix) together with each delivery of financial
                  information pursuant to clause (i) or clause (ii) of this
                  Section 7A.1, a statement setting forth, together with computations in reasonable detail, the amount of Available Cash, Aggregate Available Cash and the Aggregate Partner Obligations, together with a calculation of the Borrower's Percentage of Aggregate Available Cash as of the date of the balance sheet contained therein and the amounts of all Net Proceeds, Excess Sale Proceeds, Unutilized Taking Proceeds and Unused Proceeds Reserves held by the Borrower at the end of the applicable quarterly period or fiscal year, as the case may be;

                           (x) as soon as reasonably practicable, and in any
                  event within 5 Business Days after a Responsible Officer obtains knowledge that the holder of any Note has given any notice to the Borrower or any Subsidiary thereof or taken any other action with respect to a claimed Default or Event of Default under this Agreement or any other Loan Documents, or that any Person has given any notice to the Borrower or any such Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in [Section 9.1A(iii), Event of Default] a written statement of such Responsible Officer describing such notice or other action in reasonable detail and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

                           (xi) prior to the Closing Date and within 45 days
                  after the end of each calendar year ending thereafter, commencing with the year ending December 31, 2003, a report prepared by the Borrower or its broker or agent (a) setting forth the insurance maintained pursuant to Section 7A.8, and including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that all premiums with respect to the policies described in such report then due thereon have been paid and that the same are in full force and effect, (b) setting forth all self-insurance maintained by the Borrower pursuant to Section 7A.8 and (c) certifying that such insurance or self insurance complies with the requirements of such Section 7A.8;

                           (xii) with reasonable promptness, such other
                  information and data (financial or other) as from time to time may be reasonably requested by any Bank; and

                           (xiii) as soon as reasonably practicable, and in any
                  event within 5 Business Days after a Responsible Officer obtains knowledge that the holder of any secured indebtedness or other indebtedness has given any notice to La Grange or any Subsidiary thereof or taken any other action with respect to a claimed event of default or condition of the type referred to in Section 9.1(xviii), a written statement of such Responsible Officer describing, to the best knowledge of such Responsible Officer, such notice or other action in reasonable detail and the action which La Grange has taken, is taking and proposes to take with respect thereto.

         Together with each delivery of financial statements required by clauses
         (i) and (ii) above, the Borrower will deliver to each holder of Notes an Officers' Certificate (I) stating that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default then exists, specifying the nature and approximate period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (II) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with
         Section 7B.6 and showing in reasonable detail all calculations required in arriving at such amount, (III) demonstrating (with computations in reasonable detail) compliance at the end of such accounting period by the Borrower and its Subsidiaries with the provisions of Sections 4.6, 7B.1, 7B.2, 7B.3, 7B.4, 7B.5(v), 7B.7(i)(b), 7B.7(i)(c), 7B.7(iii) and
         7B.12, and (IV) if not specified in the related financial statements being delivered pursuant to clauses (i) and (ii) above, specifying the aggregate amount of interest paid or accrued by, and aggregate rental expenses of, the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries, during the fiscal period covered by such financial statements.

                  Together with each delivery of financial statements required by clause (ii) above, the Borrower will deliver a certificate of such accountants stating that they have reviewed the terms of this Agreement and the other Loan Documents and that in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                  7A.2 Inspection of Property. The Borrower will permit any Person designated in writing by the Administrative Agent or the Required Lenders, at the Borrower's expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such partnerships or corporations with the principal officers of the Borrower and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request. The Borrower hereby authorizes, and agrees to cause each of its Subsidiaries to authorize, its and their independent public accountants to discuss with such Person the affairs, finances and accounts of the Borrower and its Subsidiaries in accordance with this Section 7A.2.

                  7A.3 Covenant to Secure Notes Equally. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Sections 7B.3 and 7B.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to
         Section 10.6), the Borrower will make or cause to be made effective provision whereby the Notes will be contemporaneously secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured (including, without limitation, the provision of any financial accommodations extended to the holders of such other Indebtedness in connection with the release of such Lien and/or the sale of any property subject thereto), it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

                  7A.4 Partnership or Corporate Existence; Compliance with Laws.

                           (i) Except as otherwise expressly permitted in
                  accordance with Section 7B.7 or 7B.11, (a) the Borrower will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for U.S. federal income tax purposes,
                  (b) the Borrower will cause each of its Subsidiaries to keep in full force and effect its partnership or corporate existence, as the case may be, and (c) the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect all of its material rights and franchises; provided, however, that the partnership or corporate existence of any Subsidiary, and any right or franchise of the Borrower or any Subsidiary, may be terminated notwithstanding this Section 7A.4 if such termination (x) is in the best interest of the Borrower and the Subsidiaries, (y) is not disadvantageous to the holders of the Notes in any material respect and (z) could not reasonably be expected to have a Material Adverse Effect.

                           (ii) The Borrower will, and will cause each of its
                  Subsidiaries to, at all times comply with all laws, regulations and statutes (including without limitation any zoning or building ordinances or code or Environmental Laws) applicable to it except for any failure to so comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (iii) The Borrower will notify the Bank a reasonable
                  time prior to the adoption of any amendment to the Partnership Agreement, the Partnership Documents, the Note Purchase Agreements or any Operative Agreement and will include in that notice a reasonably detailed description of such amendment and the intended effects thereof.

                  7A.5 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries, or any of its or its Subsidiaries' properties or assets or in respect of any of its or any of its Subsidiaries' franchises, business, income or profits when the same become due and payable, and all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its or any of its

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

         Subsidiaries' properties or assets; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the Board of Directors of the General Partner.

                  7A.6 Compliance with ERISA. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with the provisions of ERISA and the Code applicable to the Borrower and its Subsidiaries and their respective employee benefit programs.

                  7A.7     Maintenance and Sufficiency of Properties.

                           (i) The Borrower will maintain or cause to be
                  maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent necessary to avoid a Material Adverse Effect.

                           (ii) The Borrower will maintain and will cause to be
                  maintained as employees of the Borrower and its Subsidiaries such number of individuals, having appropriate skills, as may be necessary from time to time to sustain continuous operation of the Business at the time. Except as described on Schedule 8.8, the Borrower will continue and will cause its Subsidiaries to continue to own or have valid rights to use all of the Assets constituting personal or intellectual property (including without limitation computer equipment, computer software and other intellectual property) reasonably necessary for the operation of the Business, in each case subject to no Liens except such as are permitted by Section 7B.3.

                  7A.8     Insurance.

                           (i) The Borrower will, and will cause its
                  Subsidiaries to, at its or their expense, at all times maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and business with coverages comparable to those generally carried by companies of similar size that conduct the same or similar business and have similar properties in the same general areas in which the Borrower conducts its business; provided, however, that the Borrower may maintain a system of self-insurance in an amount not exceeding an amount as is customary for companies with established reputations engaged in the same or similar business and owning and operating similar properties.

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

                           (ii) The Borrower will, and will cause each of its
                  Subsidiaries to, pay as and when the same become due and payable the premiums for all insurance policies that the Borrower and its Subsidiaries are required to maintain hereunder.

                  7A.9 Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to:

                           (i) comply with all applicable Environmental Laws and
                  any permit, license, or approval required under any Environmental Law, except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect;

                           (ii) store, use, release, or dispose of any Hazardous
                  Substance at any property owned or leased by the Borrower or any of its Subsidiaries in a manner which could not reasonably be expected to have a Material Adverse Effect;

                           (iii) avoid committing any act or omission which
                  would cause any Lien to be asserted against any property owned by the Borrower or any of its Subsidiaries pursuant to any Environmental Law, except where such Lien could not reasonably be expected to have a Material Adverse Effect;

                           (iv) use, handle or store any propane in compliance,
                  in all material respects, with all applicable laws.

                  7A.10 Operative Agreements. The Borrower will perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7A.11 After-Acquired Property. From and after the date of the Closing, the Borrower will, and will cause each of its Subsidiaries to, execute and deliver such amendments to the Security Agreement, execute and deliver such instruments and agreements (including, without limitation, such Certificates and Stock Powers) and execute and cause to be duly recorded, published, registered or filed in the appropriate jurisdictions such Financing Statements, as shall be necessary to grant to the Collateral Agent a valid, perfected, first priority security interest, subject to Liens permitted by the Security Agreement in any asset acquired by the Borrower or any Subsidiary of the Borrower (including, without limitation, the Capital Stock of any Subsidiary) after the Closing, to the extent such asset would have been included in the Collateral granted at the Closing had the Borrower or one of its Subsidiaries owned such asset as of the Closing. The Borrower will pay or cause to be paid all taxes, fees and other governmental charges in connection with the execution, delivery, recording, publishing, registration and filing of such documents and instruments in such places.

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

                  7A.12 Further Assurances. At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to each Bank and the Collateral Agent such instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Loan Documents and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the Banks, and including, without limitation, the execution and delivery of Certificates and the delivery of Stock Powers and the execution, delivery, recordation and filing of Financing Statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and the delivery of satisfactory opinions of counsel.

                  7A.13 Books and Accounts. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and proper entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with GAAP.

                  7A.14 Available Cash Reserves. The Borrower will maintain an amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any Subsidiary is a party or by which it is bound or its assets are subject (including the Loan Documents) and (iii) provide funds for distributions to partners of the Master Partnership and the General Partner in respect of any one or more of the next four quarters; provided that the General Partner need not establish cash reserves pursuant to clause (iii) if the effect of such reserves would be that the Master Partnership is unable to distribute the Minimum Quarterly Distribution (as defined in the Agreement of Limited Partnership of the Master Partnership) on all Common Units with respect to such quarter; and provided, further, that disbursements made by the Borrower or a Subsidiary of the Borrower or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the General Partner so determines. In addition, without limiting the foregoing, Available Cash for any fiscal quarter shall reflect cash reserves equal to (x) 50% of the interest projected to be paid on the Private Placement Notes in the next succeeding fiscal quarter, plus (y) beginning with a date three fiscal quarters before a scheduled principal payment date on the Private Placement Notes, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter, plus (z) the Unused Proceeds Reserve as of the date of determination; provided that the foregoing

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

         reserves for amounts to be paid on the Private Placement Notes shall be reduced by the aggregate amount of advances available to the Borrower from responsible financial institutions under binding, irrevocable (a) credit or financing commitments (which are subject to no conditions which the Borrower is unable to meet) and (b) letters of credit (which are subject to no conditions which the Borrower is unable to meet), in each case to be used to refinance such amounts to the extent such amounts could be borrowed and remain outstanding under Sections 7B.2(ii) and 7B.2(iii).

                  7A.15 Parity Debt.

                           (i) The Borrower shall ensure that the lenders from
                  time to time in respect of any outstanding Parity Debt shall, in the documents governing the terms of such Indebtedness, (a) recognize the existence and validity of the obligations represented by the Notes and (b) agree to refrain from making or asserting any claim that the Loan Documents or the obligations represented by the Notes are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

                           (ii) Each Bank and each other Person that becomes a
                  Bank, as evidenced by its acceptance of its Notes, (a) acknowledges the existence and validity of the obligations of the Borrower and Heritage under the Note Purchase Agreements (and any replacement, extension, renewal, refunding or refinancing thereof permitted by Section 7B.2, as the case may
                  be) and (b) agrees to refrain from making or asserting any claim that such obligations or the instruments governing the terms thereof are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

                  7A.16 Maintenance of Separateness.

                           (i) The Borrower will:

                                    (a) maintain books and records separate from
                           those of any other Person, including any of its partnership interest holders or any Affiliate or Subsidiary;

                                    (b) maintain its assets in such a manner
                           that it is not more costly or difficult to segregate, identify or ascertain such assets;

                                    (c) observe all corporate formalities;

                                    (d) hold itself out to creditors and the
                           public as a legal entity separate and distinct from any other Person, including any of its partnership interest holders and its Affiliates and Subsidiaries;

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

                                    (e) conduct its business in its name or in
                           business names or trade names of the Borrower or its Subsidiaries and use separate stationery, invoices and checks; and

                                    (f) not assume, guarantee or pay the debts
                           or obligations of or hold itself out as being available to satisfy the obligations of any other Person, including any of its partnership interest holders and its Affiliates and Subsidiaries, except as is expressly permitted by the terms of this Agreement.

                           (ii) To the extent that the Borrower shares the same
                  officers or other employees as any of its Affiliates, the salaries of and the expenses relating to providing benefits to such officers and employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (iii) To the extent that the Borrower jointly
                  contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Borrower contracts or does business with vendors or service providers where the goods and services are partially for the benefit of an Affiliate, the costs incurred in doing so shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

                           (iv) To the extent that the Borrower or its
                  Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

         7B. Negative Covenants.

                  7B.1 Financial Ratios.

                           (i) Ratio of Consolidated EBITDA to Consolidated
                  Interest Expense. The Borrower will not permit the ratio, as of the last day of any fiscal quarter of the Borrower, of Consolidated EBITDA to Consolidated Interest Expense to be less than 2.25 to 1;

                           (ii) Ratio of Consolidated Funded Indebtedness to
                  Consolidated EBITDA. The Borrower will not permit the ratio, as of the end of any fiscal quarter of Borrower, of Consolidated Funded Indebtedness to Consolidated EBITDA to exceed (a) 4.75 to 1 from November 30, 2003, through November 30, 2004, or (b) 4.50 to 1 from February 28, 2005, and thereafter;

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

                           (iii) Ratio of Adjusted Consolidated Funded
                  Indebtedness to Adjusted Consolidated EBITDA. Borrower will not permit the ratio, as of the end of any fiscal quarter of Borrower, of Adjusted Consolidated Funded Indebtedness to Adjusted Consolidated EBITDA to exceed (a) 5.25 to 1.00 from November 30, 2003, through August 31, 2005, or (b) 5.00 to 1 on November 30, 2005, and thereafter.

                           Notwithstanding any of the provisions of this
                  Agreement the Borrower will not, and will not permit any Subsidiary to, enter into any transaction pursuant to Section 7B.2, clauses (vii), (viii) and (xiv)(b) of Section 7B.3,
                  Section 7B.6, of clauses (i)(b), (i)(c), (ii)(b) and (iii) of
                  Section 7B.7, (x) if after giving effect to any such transaction a Noncompliance Event, Default or Event of Default exists or (y) if the consummation of any such transaction would result in a violation of any clause of this Section 7B.1 or a Noncompliance Event, calculated for such purpose as of the date on which such transaction were to be consummated both immediately before and after giving effect to the consummation thereof; provided, however, that in the case of transactions pursuant to Section 7B.7, the calculation shall be made on a pro forma basis in accordance with GAAP after giving effect to any such transaction, with the ratio recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such transaction had occurred on the first day of the relevant four quarter period.

                  7B.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except (subject to the provisions of Section 7B.4):

                           (i) the Borrower may become and remain liable with
                  respect to Indebtedness evidenced by the Notes and Indebtedness incurred in connection with any extension, renewal, refunding or refinancing of Indebtedness evidenced by the Private Placement Notes, provided that the principal amount of such Indebtedness shall not exceed the principal amount of the Indebtedness evidenced by the Private Placement Notes, together with any accrued interest and Yield Maintenance Amount with respect thereto, being extended, renewed, refunded or refinanced and (y) such Indebtedness may not have an average life to maturity shorter than the remaining average life to maturity of the Indebtedness being extended, renewed, refunded or refinanced;

                           (ii) the Borrower may become and remain liable with
                  respect to Indebtedness incurred under the Working Capital Facility and any Indebtedness incurred for such purpose which replaces, extends, renews, refunds or refinances all of such Indebtedness (in the case of a replacement, refunding or refinancing, so long as the Acquisition Facility also is replaced, refunded or refinanced in whole; provided that the aggregate principal amount of Indebtedness permitted under this clause (ii) shall not at any time exceed an amount equal to (x) $20,000,000 less (y) the amount of Indebtedness, if any, outstanding under the revolving working capital facility permitted by clause (v) of this Section 7B.2;

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

                           (iii) the Borrower may become and remain liable with
                  respect to Indebtedness incurred by the Borrower under the Acquisition Facility and any Indebtedness incurred for such purpose which replaces, extends, renews, refunds or refinances all of such Indebtedness (in the case of a replacement refunding or refinancing, so long as the Working Capital Facility also is replaced, refunded or refinanced in whole); and up to $3,000,000 of Indebtedness owing from time to time to the Seller(s) in Asset Acquisitions provided that the aggregate principal amount of Indebtedness permitted under this clause (iii) shall not at any time exceed the lesser of $30,000,000 or the sum of the outstanding balance of such Seller(s) Asset Acquisitions debt referenced above (in no event in excess of $3,000,000) plus the aggregate Acquisition Loan Commitments described in Section 10.1, as amended from time to time;

                           (iv) any Subsidiary of the Borrower may become and
                  remain liable with respect to Indebtedness of such Subsidiary owing to the Borrower or to a Wholly-Owned Subsidiary of the Borrower;

                           (v) Heritage Service may remain liable with respect
                  to Indebtedness incurred under the Heritage Service Credit Agreement and any Indebtedness incurred for any permitted purpose which replaces, extends, renews, refunds or refinances such Indebtedness evidenced by the Service Revolver Notes, in whole or in part; provided that the aggregate principal amount of Indebtedness permitted under this clause (v) shall not at any time exceed $1,000,000;

                           (vi) the Borrower and any of its Subsidiaries may
                  become and remain liable with respect to Indebtedness relating to any business, property or assets acquired by or contributed to the Borrower or such Subsidiary or which is secured by a loan on any property or assets acquired by or contributed to the Borrower or such Subsidiary to the extent such Indebtedness existed at the time such business, property or assets were so acquired or contributed, and if such Indebtedness is secured by such property or assets, such security interest does not extend to or cover any other property of the Borrower or any of its Subsidiaries; provided that (a) immediately after giving effect to such acquisition or contribution, the Borrower could incur at least $1.00 of additional Indebtedness pursuant to clause (xiv) of this
                  Section 7B.2 and (b) such Indebtedness was not incurred in anticipation of such acquisition or contribution;

                           (vii) the Company and any of its Subsidiaries may
                  become and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within 2 Business Days of its incurrence;

                           (viii) M-P Energy Partnership may become and remain
                  liable with respect to Indebtedness in an aggregate principal amount not to exceed

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

                  $3,000,000, and the Borrower may become and remain liable with respect to Guarantees of such Indebtedness of M-P Energy Partnership and of Indebtedness of Bi State Propane, provided that the aggregate amount of all Guarantees permitted by this clause (viii) shall not exceed $5,000,000;

                           (ix) [INTENTIONALLY LEFT BLANK]

                           (x) any Person that after the Closing Date becomes a
                  Subsidiary of the Borrower may become and remain liable with respect to any Indebtedness to the extent such Indebtedness existed at the time such Person became a Subsidiary; provided that (a) immediately after giving effect to such Person becoming a Subsidiary of the Borrower, the Borrower could incur at least $1.00 of additional Indebtedness in compliance with clause (xiv) of this Section 7B.2 and (b) such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary of the Borrower;

                           (xi) the Borrower and any of its Subsidiaries may
                  become and remain liable with respect to Indebtedness owed to any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such person;

                           (xii) the Borrower and any of its Subsidiaries may
                  become and remain liable with respect to Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                           (xiii) the Borrower may become and remain liable with
                  respect to Indebtedness incurred in respect of Capitalized Lease Obligations and Non-Compete Obligations; provided, that the Lien in respect thereof is permitted by clause (viii) of
                  Section 7B.3; and

                           (xiv) the Borrower and its Subsidiaries may become
                  and remain liable with respect to Indebtedness not exceeding $100,000,000 in aggregate principal amount at any time outstanding, in addition to that otherwise permitted by the other clauses of this Section 7B.2, if (1) the stated maturity of such Indebtedness (including all scheduled amortizations of principal thereof) shall not be earlier than the last Final Maturity Date in effect on the date of incurrence of such Indebtedness and (2) on the date the Borrower or any of its Subsidiaries becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (a) the ratio of Consolidated EBITDA to Consolidated Debt Service is equal to or greater than 2.50 to 1.0 and (b) the ratio of Consolidated EBITDA to Consolidated Pro Forma Maximum Debt Service is equal to or greater than 1.25 to 1.0 and (c) no Default, Event of Default or Noncompliance Event shall exist.

                  7B.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 7A.3), except:

                           (i) Liens existing on the Initial Closing Date hereof
                  on the property and assets of the Borrower or any of its Subsidiaries as described in Schedule 7B.3;

                           (ii) Liens for taxes, assessments or other
                  governmental charges the payment of which is not yet due and payable or the validity of which is being contested in good faith in compliance with Section 7A.5;

                           (iii) attachment or judgment Liens not giving rise to
                  an Event of Default and with respect to which the underlying action has been appealed or is being contested in good faith in compliance with Section 7A.5;

                           (iv) Liens of lessors, landlords, carriers, vendors,
                  mechanics, materialmen, warehousemen, repairmen and other like Liens incurred in the ordinary course of business the payment of which is not yet due or which is being contested in good faith in compliance with Section 7A.5, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, provided that such Liens do not materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                           (v) Liens (other than any Lien imposed by ERISA)
                  incurred and pledges and deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, old age pensions, retiree health benefits and other types of social security, or (b) to secure (or to obtain letters of credit that do not constitute Indebtedness and that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money or the obtaining of advances or credit provided that such Liens do not materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                           (vi) zoning restrictions, easements, licenses,
                  reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                           (vii) Liens existing on any property of a Person at
                  the time such Person becomes a Subsidiary of the Borrower or existing at the time of acquisition upon any property acquired by the Borrower or any of its Subsidiaries at the time such property is so acquired, through purchase, merger or consolidation or otherwise (whether or not the Indebtedness secured thereby shall have been assumed); provided, however, that in the case of any such Lien (1) such Lien shall at all times be confined solely to any such property and, if required by the terms of the instrument creating such Lien, other property which is an improvement to such acquired property,
                  (2) such Lien was not created in anticipation of such transaction, and (3) the Indebtedness secured by such Lien shall be permitted under Section 7B.2;

                           (viii) Liens created to secure all or any part of the
                  purchase price, or to secure Indebtedness (other than Parity
                  Debt) incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Borrower or any of its Subsidiaries after the Closing Date or to secure obligations incurred in consideration of non-compete agreements ("Non-Compete Obligations") entered into in connection with any such acquisition, including an acquisition complying with clause
                  (b)(y) of Section 7B.9; provided that (a) any such Lien shall be confined solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvement thereon) which is an improvement to such acquired or constructed property (and, in the case of any Lien securing Non-Compete Obligations, shall also be limited to (x) such items of property as acquired which are not of the character included in the definition of Collateral and (y) such additional items of the property so acquired, having a total fair market value (as determined in good faith by the Board of Directors of the General Partner) for the sum of (x) and (y) that is not more than the amount of the Non-Compete Obligations so secured), (b) such item or items of property so acquired and subject to such Lien are not required to become part of the Collateral under the terms of the Security Agreement, (c) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and (d) such Lien does not exceed an amount equal to 85% of the fair market value (100% in the case of Capitalized Lease Obligations and 35% in the case of Non-Compete Obligations) of such property (as determined in good faith by the Board of Directors of the General Partner) at the time of acquisition thereof and (e) after giving effect to such Lien no Noncompliance Event, Default or Event of Default shall exist;

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                           (ix) Liens on property or assets of any Subsidiary of
                  the Borrower securing Indebtedness of such Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary;

                           (x) leases or subleases of equipment to customers
                  which do not materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                           (xi) easements, exceptions or reservations in any
                  property of the Borrower or any Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                           (xii) Liens (other than Liens securing Indebtedness)
                  on the property or assets of any Subsidiary of the Borrower in favor of the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

                           (xiii) Liens on the property or assets of Heritage
                  Service Corp. securing the Indebtedness permitted by clause
                  (v) of Section 7B.2 provided that (a) any such Lien shall at all times be contained to property or assets having an aggregate fair market value not exceeding $2,000,000 and (b) such indebtedness permitted by clause (v) of Section 7B.2 is owed to one or more of the Banks;

                           (xiv) Liens created by any of the Security Documents
                  securing (a) Indebtedness evidenced by the Notes, the Acquisition Credit or the Working Capital Credit) and (b) Additional Parity Debt; and

                           (xv) any Lien renewing, extending or refunding any
                  Lien permitted by this Section 7B.3, provided that (a) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien and (b) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby.

                  Notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries to, create, assume or incur any Lien upon or with respect to (a) any Subsidiary stock held by the Borrower or any other Subsidiary of the Borrower, or (b) any of its proprietary software developed by or on behalf of the Borrower or its Affiliates necessary and useful for the conduct of the Business. No Lien permitted under this Section 7B.3 shall result in over-collateralization except as required by conventional practice for specific types of borrowings.

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

                  7B.4 Priority Debt. The Borrower will not permit Priority Debt, at any time, to exceed the sum of (i) $5,000,000 plus (ii) 10% of the then Consolidated Tangible Net Worth of the Borrower and its Subsidiaries(but only to the extent such Consolidated Tangible Net Worth is positive). The provisions of this Section 7B.4 are further limitations on Priority Debt that shall otherwise be permitted by
         Section 7B.1, 7B.2 or 7B.3.

                  7B.5 Loans, Advances, Investments and Contingent Liabilities. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase or own any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any Person, or make any other Investment, except:

                           (i) the Borrower or any of its Subsidiaries may make
                  and own Investments (w) consisting of Units issued for purposes of making acquisitions, (x) arising out of loans and advances to employees incurred in the ordinary course of business, and consisting of advances to pay reimbursable expenditures, (y) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and (z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

                           (ii) Guarantees that constitute Indebtedness to the
                  extent permitted by Sections 7B.1 and 7B.2 and other Guarantees that are not Guarantees of Indebtedness and are undertaken in the ordinary course of business;

                           (iii) investment in (collectively, "Cash
                  Equivalents")

                                    (a) marketable obligations issued or
                           unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing one year or less from the date of acquisition thereof,

                                    (b) marketable direct obligations issued by
                           any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                                    (c) commercial paper maturing no more than
                           270 days from the date of creation thereof and having as at the date of acquisition thereof

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

                           one of the two highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                                    (d) certificates of deposit maturing one
                           year or less from the date of acquisition thereof (1) issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or issued by the United States branch of any commercial bank organized under the laws of any country in Western Europe or Japan, with capital and stockholders' equity of at least $500,000,000 (or the equivalent in the currency of such country), (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or A2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc.("Permitted Banks") or (2) issued by BOk in an aggregate amount for all such certificates of deposit issued by BOk not to exceed $1,000,000,

                                    (e) Eurodollar time deposits having a
                           maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank,

                                    (f) bankers' acceptances eligible for
                           rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

                                    (g) obligations of the type described in
                           clause (a), (b), (c), (d) or (e) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or any of its Subsidiaries by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

                           (iv) the Borrower or any of its Subsidiaries may
                  acquire Capital Stock or other ownership interests of a Person
                  (i) located in the United States of America or Canada, (ii) incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia and (iii) engaged in substantially the same business as the Borrower which Person at the time of such acquisition is, or as a result thereof becomes, a Subsidiary of the Borrower;

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                           (v) the Borrower or any of its Subsidiaries may make
                  and own Investments (in addition to Investments permitted by clauses (i), (ii), (iii), and (iv) of this Section 7B.5) in any Person incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia; provided, however, that (i) the sum of (a) the aggregate amount of all such Investments made by the Borrower and its Subsidiaries following the Closing Date which are outstanding pursuant to this clause (v) plus (b) all other Investments held by the Borrower and its Subsidiaries which are outstanding as of the Closing Date and listed on Schedule 7B.5 shall not at any date of determination exceed $10,000,000 (the "Investment Limit");
                  (ii) the representation in Section 8.18 shall be true and correct as of the date of determination; and (iii) the aggregate amount of all such Investments made by the Borrower and its Subsidiaries and outstanding pursuant to this clause
                  (v) in Persons engaged in a business which is not substantially the same as a line of business described in
                  Section 7B.8 shall not at any date exceed $12,500,000, including Investments in La Grange and its Subsidiaries which shall not at any time exceed $1,000,000 and (iv) no Investment pursuant to this clause (v) may be made unless if after giving effect thereto no Default or Event of Default exists;

                           (vi) the Borrower may make and become liable with
                  respect to any Interest Rate Agreements; and

                           (vii) any Subsidiary of the Borrower may make
                  Investments in the Borrower or in a Wholly-Owned Subsidiary of the Borrower.

                  7B.6 Restricted Payments. The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Borrower may declare or order, and make, pay or set apart, during each fiscal quarter a Restricted Payment if (i) such Restricted Payment together with all other Restricted Payments during such fiscal quarter, do not in the aggregate exceed the amount of Available Cash with respect to the immediately preceding quarter, and (ii) no Default, Event of Default or Noncompliance Event exists before or immediately after any such proposed action and Borrower shall be in pro forma compliance with the financial covenants of Section 7B.1(i), (ii) and (iii). Notwithstanding the foregoing, the Borrower will not directly or indirectly declare, order or pay Restricted Payments, individually or in the aggregate, for any fiscal quarter in an amount greater than the product of (i) the Borrower's Percentage of Aggregate Available Cash times (ii) the Aggregate Partner Obligations.

                  7B.7 Consolidation, Merger, Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                           (i) consolidate with or merge into any other Person
                  or permit any other Person to consolidate with or merge into it, except that:

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

                                    (a) any Subsidiary of the Borrower may
                           consolidate with or merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower if the Borrower or a Wholly-Owned Subsidiary of the Borrower, as the case may be, shall be the surviving Person; and

                                    (b) any entity (other than a Subsidiary of
                           the Borrower) may consolidate with or merge into the Borrower or a Subsidiary if the Borrower or a Subsidiary of the Borrower, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (i) the Borrower and its Subsidiaries (x) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Borrower most recently delivered pursuant to Section 7A.1, of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note at the time of such transaction, and (y) could incur at least $1.00 of additional Indebtedness in compliance with Section 7B.1 and clause (xiv) of Section 7B.2,
                           (ii) substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, shall be located and substantially all of their business shall be conducted within the continental United States of America or Canada and (iii) no Default, Event of Default or Noncompliance Event shall exist and be continuing;

                           (ii) sell, lease, abandon or otherwise dispose of all
                  or substantially all its assets, except that any Subsidiary of the Borrower may sell, lease or otherwise dispose of all or substantially all its assets to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; or

                           (iii) sell, lease, convey, abandon or otherwise
                  dispose of (including, without limitation, in connection with a Sale and Lease-Back Transaction) any of its assets (except in a transaction permitted by clause (i)(a), (i)(b), (i)(c),
                  (ii)(a) or (ii)(b) of this Section 7B.7 or sales of inventory in the ordinary course of business consistent with past practice) or issue or sell Capital Stock of any Subsidiary of the Borrower, whether in a single transaction or a series of related transactions (each of the foregoing non-excepted transactions, an "Asset Sale"), unless:

                                    (a) immediately after giving effect to such
                           proposed disposition no Default, Event of Default or Noncompliance Event shall exist and be continuing, satisfaction of this requirement to be set forth in reasonable detail in an Officer's Certificate delivered to each holder of a Note at the time of such transaction in the case of any Asset Sale involving assets that generates EBITDA and such Asset Sale involves consideration of $250,000 or more;

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

                                    (b) such sale or other disposition is for
                           cash consideration or for consideration consisting of not less than 75% cash and not more than 25% interest-bearing promissory notes; provided, that the 75% limitation referred to in this clause (b) shall not apply to any Asset Sale consisting solely of a sale or other disposition of land and buildings for an interest bearing promissory note as long as the amount of such promissory note does not exceed $250,000;

                                    (c) one of the following two conditions must
                           be satisfied:

                                            (i) (x) the aggregate Net Proceeds
                                    of all assets so disposed of (whether or not leased back) over the immediately preceding 12-month period does not exceed $3,000,000 and (y) the aggregate Net Proceeds of all assets so disposed of (whether or not leased back) from the Closing Date through the date of such disposition does not exceed $10,000,000; or

                                            (ii) in the event that such Net
                                    Proceeds (less the amount thereof previously applied in accordance with clause (x) of this clause (c)(ii)) exceeds the limitations determined pursuant to clauses (x) and (y) of clause (c)(i) of this Section 7B.7 (such excess amount being herein called "Excess Sale Proceeds"), the Borrower shall within 12 calendar months of the date on which such Net Proceeds exceeded any such limitation, cause an amount equal to such Excess Sale Proceeds to be applied (x) to the acquisition of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States of America or Canada in the conduct of the Business, or (y) to the extent not applied pursuant to the immediately preceding clause
                                    (x), to offer to make prepayments on the Notes pursuant to Section 4.2.3 hereto and, allocated on the basis specified for such prepayments in the definition of Allocable Proceeds, to offer to repay other Parity Debt (other than Indebtedness under Section 7B.2 (ii) or that by its terms does not permit such offer to be made); and

                                    (d) the Borrower shall have delivered to the
                           Noteholders a Certificate of the Board of Directors of the General Partner, certifying that such sale or other disposition is for fair value and is in the best interests of the Borrower.

                  Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets or issuance or sale of Capital Stock by the Borrower or any of its Subsidiaries to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (2) any transfer of assets or issuance or sale of Capital Stock by the Borrower or any of its Subsidiaries to any Person in exchange for, or the Net Proceeds of which are applied

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

         within 12 months to the purchase of, other assets used in a line of business permitted under Section 7B.8 and having a fair market value (as determined in good faith by the Board of Directors of the General Partner) not less than that of the assets so transferred or Capital Stock so issued or sold and (3) any transfer of assets pursuant to an Investment permitted by Section 7B.5.

                  7B.8 Business. The Borrower will not and will not permit any of its Subsidiaries to engage in any line of business if as a result thereof the Borrower and its Subsidiaries would not be principally and predominately engaged in the Business and related general and administrative operations, as more fully described in the Memorandum and subject in all respects to the provisions of clause (iii) of the proviso to Section 7B.5(v).

                  7B.9 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate unless (i) (a) such transaction is on fair and reasonable terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those which would be obtained in an arm's-length transaction from a Person other than an Affiliate and (b) such transaction is entered into in the ordinary course of business and pursuant to the reasonable requirements at the time of the Borrower's or such Subsidiary's operations, or (y) such transaction involves the acquisition by the Borrower from the General Partner of assets formerly owned by an entity, the Capital Stock of which was purchased by the General Partner, which acquisition is for a substantially equivalent value as the value of such purchase consummated within ten days after the consummation of such purchase, as long as such transaction otherwise would be permitted hereunder had the Borrower acquired such assets directly from such entity (including, for example, the acquisition by the Borrower from the General Partner of assets formerly owned by Kingston Propane, Inc.) (ii) such transaction is in connection with the incurrence of Indebtedness pursuant to
         Section 7B.2(viii), (iii) such transaction is in connection with the making of an Investment pursuant to Section 7B.5(i) and Section 7B.5(v)(iii) with respect to Investments in La Grange or its Subsidiaries, (iv) such transaction is a Restricted Payment permitted by Section 7B.6, (v) such transaction involves performance under the Contribution Agreement (substantially in the form in effect on the Closing Date), (vi) such transaction involves indemnification and contribution under Section 7.7 of the Partnership Agreement (as said section is in effect on the Closing Date), to the extent such indemnification or contribution arises from operations or activities in connection with the Business (including securities issuances in connection with funding the Business) or (vii) such transaction is a specific transaction described in the Registration Statement.

                  7B.10 Subsidiary Stock and Indebtedness.

                           (i) The Borrower will not permit any of its
                  Subsidiaries directly or indirectly to issue or sell any Equity Interest of such Subsidiary of the Borrower to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower except (a) for the purpose of qualifying directors or (b) in satisfaction of

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

                  pre-emptive rights of holders of minority interests which are triggered by an issuance of Equity Interests to the Borrower or a Subsidiary of the Borrower and permit such holders to maintain their pro rata interests.

                           (ii) The Borrower will not directly or indirectly
                  sell, assign, pledge or otherwise dispose of any Equity Interest in or any Indebtedness of any of its Subsidiaries, and will not permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise dispose of any Equity Interest in or any Indebtedness of any other Subsidiary of the Borrower except to the Borrower or a Wholly-Owned Subsidiary of the Borrower, unless (a) simultaneously with such sale, transfer or disposition, all of the Equity Interests (other than an Equity Interest representing less than 2% of the outstanding Equity Interests of all classes of such Subsidiary taken together, provided that such Equity Interest is considered an Investment pursuant to Section 7B.5(v) and is permitted thereunder) or Indebtedness of such Subsidiary owned by the Borrower and its Subsidiaries is sold, transferred or disposed of as an entirety, (b) the Board of Directors of the General Partner shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of such Equity Interests or Indebtedness is in the best interests of the Borrower, (c) such Equity Interests or Indebtedness are sold, transferred or otherwise disposed of for cash or Cash Equivalents or other assets used in a line of business permitted by Section 7B and having a fair market value (as determined in good faith by the Board of Directors of the General Partner) not less than that of the Equity Interests or Indebtedness so transferred, to a Person upon terms deemed by the Board of Directors of the General Partner to be acceptable, (d) the Subsidiary being sold, transferred or otherwise disposed of shall not have any continuing investment in the Borrower or any Subsidiary of the Borrower not being so sold, transferred or disposed and (e) such sale, transfer or disposition is permitted by Section 7B.7.

                  7B.11 Payment of Dividends by Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, be subject to or enter into any agreement which restricts the ability of any Subsidiary of the Borrower to declare or pay any dividend to the Borrower, to make any distribution on any Equity Interest of such Subsidiary to the Borrower, or to lend money to the Borrower.

                  7B.12 Sales of Receivables. The Borrower will not, and will not permit any of its Subsidiaries to, discount, pledge, sell (with or without recourse), or otherwise sell for less than face value thereof any of its accounts or notes receivable, except for sales of receivables (i) without recourse which are seriously past due and which have been substantially written off as uncollectible or collectible only after extended delays, or (ii) made in connection with the sale of a business but only with respect to the receivables directly generated by the business so sold.

                  7B.13 Material Agreements; Tax Status. The Borrower will not:

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

                           (i) amend or directly or indirectly modify in any
                  manner the definitions of "Allocable Proceeds" or "Excess Proceeds" of the Note Purchase Agreements or any similar provisions of any agreement applicable to any extensions, renewals or refundings thereof as Parity Debt under the provisions of paragraph 7B.2(i);

                           (ii) amend or modify in any manner adverse to the
                  holders of the Notes, or grant any waiver or release under (if such action shall be adverse to the holders of the Notes), any Partnership Document, any notes evidencing Parity Debt or any agreement relating to Parity Debt or terminate in any manner any Partnership Document, it being understood, without limitation, that no modification that reduces principal, interest or fees, premiums, make-wholes or penalty charges, or extends any scheduled or mandatory payment, prepayment or redemption of principal or interest, or makes less restrictive any agreement or releases away any security, or waives any condition precedent or default shall be adverse to the holders of the Notes for purposes of this Agreement; or

                           (iii) permit the Master Partnership or the Borrower
                  to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

                  7B.14 Commingling of Deposit Accounts and Accounts. The Borrower will not, nor will it permit any of its Subsidiaries to, commingle their respective deposit accounts or accounts with the deposit accounts of La Grange or any of its Subsidiaries.

                                  ARTICLE VIII

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

         The Borrower represents, covenants and warrants as follows:

         8.1 Organization. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties (including without limitation the assets owned and operated by it), to conduct its business, to enter into this Agreement and the other Loan Documents to which it is a party and the Operative Agreements and to carry out the terms of this Agreement, the Notes, such other Loan Documents and Operative Agreements. Each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own and operate its properties (including without limitation the assets owned and operated by it).

         8.2 Partnership Interests. The sole general partner of the Borrower is U.S. Propane. The sole general partner of U.S. Propane is USPLLC. At the Closing Date, the Borrower does not have any Subsidiary other than the Subsidiaries of the Borrower as set forth on Schedule 8.2 or any Investments in any Person (other than as set forth on Schedules 7B.5 or 8.2 or Investments of the types described in Section 7B.5(i), (ii), (iii) or (vi)).

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         8.3 Qualification. The Borrower is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each of the Subsidiaries of the Borrower is duly qualified or registered and is in good standing as a foreign corporation or partnership, as the case may be, for the transaction of business, in the states and to the extent listed in Schedule 8.3, and, except as reflected on Schedule 8.3, on the Closing Date there are no other jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. The Borrower has taken all necessary partnership action to authorize the execution, delivery and performance by it of this Agreement, the other Financing Documents to which it is a party and the Operative Agreements. The Borrower has duly executed and delivered each of this Agreement, the other Loan Documents and the Operative Agreements to which it is a party, and each of such documents and agreements and the Notes and the Security Documents constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8.4 Financial Statements. The Borrower has delivered to the Administrative Agent complete and correct copies of the audited financial statements of the Borrower as of August 31, 2003, together with any unaudited financial statements available or provided to the Borrower for periods after August 31, 2003. Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Borrower as of the close of the applicable period covered thereby.

         8.5 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or the General Partner or any of the Subsidiaries of the Borrower, or any properties or rights of the Borrower or the General Partner or any of the Subsidiaries of the Borrower, by or before any court, arbitrator or administrative or governmental body (i) which questions the validity or enforceability of this Agreement, the Notes, any other Financing Document or any Operative Agreement or any action to be taken pursuant to this Agreement, the Notes, any other Loan Document or any Operative Agreement or (ii) which could reasonably be expected to result in a Material Adverse Effect.

         8.6 Changes. Except as contemplated by this Agreement, the Notes, the other Financing Documents or the Operative Agreements or as described in the Registration Statement or the Memorandum, (i) neither the Borrower nor any of the Subsidiaries of the Borrower has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, in each case other than in the ordinary course of business, and (ii) there has not been any material adverse change in or effect on the business, assets, financial condition (including as reflected on the audited financial statements for August 31, 2003) or prospects of the Borrower or any of the Subsidiaries of the Borrower.

         8.7 Outstanding Indebtedness. Other than the Credit Obligations represented by the Notes, neither the Borrower nor any of the Subsidiaries of the Borrower as set forth on Schedule

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8.2 has outstanding any Indebtedness except as set forth on Schedule 8.7 and any such Indebtedness which is indicated in Schedule 8.7 to be paid in full on the Closing Date will be paid in full at the time of Closing. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. On the Closing Date, no instrument or agreement to which the Borrower or any of the Subsidiaries of the Borrower is a party or by which the Borrower, any such Subsidiary, or their respective properties is bound (other than this Agreement and the Note Purchase Agreements and other than as indicated in Schedule 8.7) will contain any restriction on the incurrence by the Operating Partnership or any of the Subsidiaries of the Borrower of additional Indebtedness.

         8.8 Transfer of Assets and Business; Title to Properties.

                  (i) Except as set forth on Schedule 8.8, the Borrower and the Subsidiaries of the Borrower will at the Closing Date be in possession of, and operating in compliance with, all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, the "Permits") required (a) to own, lease or use its properties (including without limitation to own, lease or use the Assets owned, leased or used by it) and (b) considering all such Permits in the possession of, and complied with by, the Borrower and its Subsidiaries taken together, to permit the conduct of the Business as now conducted and proposed to be conducted, except for those Permits (x) which are routine and administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business from time to time after the Closing Date, and (y) which, if not obtained or given, would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect,

                  (ii) Except as set forth on Schedule 8.8, on and after the Closing Date, the Borrower and the Subsidiaries of the Borrower will have, (i) good and marketable title to, or valid leasehold interests in, all of the Assets constituting real property except for defects in, or lack of recorded, title and exceptions to leasehold interests that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (ii) good and sufficient title to, or valid rights to use, all of the Assets constituting personal property reasonably necessary for the operation of such personal property as it is used on the date hereof and proposed to be used in the Business, in each case subject to no Liens except such as are permitted by Section 7B.3. The Assets owned by the Borrower and the Subsidiaries of the Borrower will be all of the assets and properties reasonably necessary to enable the Borrower and its Subsidiaries to conduct the Business on the Closing Date. Subject to such exceptions as would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect (A) on the date hereof the Borrower and its Subsidiaries enjoy, peaceful and undisturbed possession under all leases and subleases necessary in any material respect for the conduct of the Business, and (B) all such leases and subleases are valid and subsisting and are in full force and effect. None of the properties or assets of the Borrower or any of the Subsidiaries of the Borrower is subject to any Lien other than Liens that would be permitted hereunder.

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         8.9 Taxes. On the Closing Date each of the Operating Partnership and its Subsidiaries will have filed all federal, state and other income tax returns which, to the knowledge of the Borrower, are required to be filed or will have properly filed for extensions of time for the filing thereof, and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises as shown to be due on such returns, except those which are not past due or are being contested in good faith in compliance with Section 7A.5. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state laws and that is treated as a pass-through entity for U.S. federal income tax purposes.

         8.10 Compliance with Other Instruments; Solvency.

                  (i) On the Closing Date, immediately prior to the completion of the transactions contemplated by this Agreement, the Notes, the other Loan Documents and the Operative Agreements), neither the Borrower nor any of the Subsidiaries of the Borrower will be in violation of (a) any provision of its certificate or articles of incorporation or other constitutive documents or its by-laws, (b) any provision of any agreement or instrument to which it is a party or by which any of its properties is bound or (c) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority except (in the case of clauses (b) and (c) above only) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

                  (ii) The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and the Operative Agreements, and the completion of the transactions contemplated by the Registration Statement to occur prior to the Closing Date (including without limitation the transactions contemplated by this Agreement, the Notes, the other Loan Documents and the Operative Agreements) will not violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, the General Partner or any of the Subsidiaries of the Borrower, (b) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or (c) any provision of any agreement or instrument to which the Borrower, the General Partner or any of the Subsidiaries of the Borrower is a party or by which any of its properties is bound.

                  (iii) Upon completion of the transactions contemplated by this Agreement, the Notes, the other Loan Documents and the Operative Agreements), none of the Borrower, the General Partner or any Subsidiary of the Borrower shall (a) be insolvent, (b) be engaged or about to engage in business or a transaction at a time the Borrower, the General Partner or any Subsidiary of the Borrower could be viewed as having unreasonably small capital, or (c) intend to incur, or believe that it would incur, debts that would be beyond its ability to pay as such debts matured.

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         8.11 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Agreement, the Notes, the other Loan Documents or the Operative Agreements.

         8.12 Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock (as defined in Section 8.17 hereof) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or X. The Borrower nor anyone acting on their respective behalfs has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8.13 ERISA. The Borrower and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

         8.14 Environmental Compliance.

                  (i) Except where the failure to be in compliance could not present a reasonable likelihood of having a Material Adverse Effect, as of the date hereof the Borrower and each Subsidiary of the Borrower is in compliance with all Environmental Laws applicable to it and to the Business or Assets. The Borrower and each Subsidiary of the Borrower is in compliance with all franchises, grants, authorizations, permits, licenses, and approvals required under Environmental Laws, except for any non-compliance or failure to obtain such Permits which could not reasonably be expected to have a Material Adverse Effect. The Borrower has caused U.S. Propane or the Master Partnership to submit timely and complete applications to renew any expired or expiring Permits required pursuant to any Environmental Law, except for any non-compliance or failure to obtain such permits which could not reasonably be expected to have a Material Adverse Effect. All reports, documents, or other submissions required by Environmental Laws to be submitted by the Borrower to any Governmental Authority or Person have been filed by or on behalf of the Borrower, except where the failure to do so would not present a reasonable likelihood of having a Material Adverse Effect.

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

                  (ii) (a) There is no Hazardous Substance present at any of the real property currently owned or leased by the Borrower or any of the Subsidiaries of the Borrower except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect, and
         (b) to the knowledge of the Borrower, there was no Hazardous Substance present at any of the real property formerly owned or leased by U.S. Propane or the Master Partnership during the period of ownership or leasing by such Person; and with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of the Borrower, any threatened release of a Hazardous Substance, or
         (y) any discharge or, to the knowledge of the Borrower, any threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution.

                  (iii) Neither the Borrower nor any of the Subsidiaries of the Borrower has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

                  (iv) Except as disclosed to the Banks in writing, (a) no Lien has been asserted by any Governmental Authority or person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by U.S. Propane or the Master Partnership or the Borrower, and (b) to the knowledge of the Borrower, no such Lien was asserted with respect to any of the real property formerly owned or leased by Heritage during the period of ownership or leasing of the real property by such Person.

                  (v) (a) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by the Borrower in violation of any Environmental Law, and (b) to the knowledge of the Borrower, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by U.S. Propane or the Master Partnership in violation of any Environmental Law during the period of ownership or leasing of such real property by such Person.

                  (vi) As of the date hereof, any propane is stored, used and handled by the Borrower and the Subsidiaries of the Borrower in compliance with all applicable Environmental Laws except for any storage, use or handling of propane that could not reasonably be expected to have a Material Adverse Effect.

         8.15 Pre-emptive Rights. There are no pre-emptive rights to which a holder of a minority interest in any Subsidiary of the Borrower is entitled.

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         8.16 Disclosure. This Agreement, the Notes, the other Loan Documents, the Operative Agreements, the Memorandum and any other document, certificate or statement furnished to any Bank by or on behalf of the Borrower, the General Partner or their respective Subsidiaries or Affiliates, in connection herewith, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which has or in the future could reasonably be expected to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each the Banks hereunder by or on behalf of the Borrower.

         8.17 Federal Reserve Regulations. Neither the Borrower nor the Subsidiary of the Borrower will, directly or indirectly, use any of the proceeds of any Loan for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to buy a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit" which is secured "directly or indirectly by margin stock", in each case within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or of Regulation X (12 C.F.R. 224, as amended) or any other applicable regulation of such Board. No indebtedness being retired, directly or indirectly, out of the proceeds of the Loans will be incurred for the purpose of buying or carrying any stock which is currently a "margin stock", and the Borrower neither owns or has any present intention of acquiring any amount of such "margin stock".

         8.18 Investment Borrower Act. None of the Borrower or any Subsidiary of the Borrower is an "investment Borrower", or a Borrower "controlled" by an "investment Borrower", within the meaning of the Investment Borrower Act of 1940, as amended.

         8.19 Public Utility Holding Company Act. The Borrower, the General Partner and each Subsidiary of the Borrower is exempt from all of the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA") and the rules thereunder other than Section 9(a)(2) thereof based upon a no-action letter from the Commission dated June 19, 1996.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Acceleration. If any of the following conditions or events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Borrower defaults in the payment of any principal of on any Note when the same becomes due and payable, either by the terms thereof or otherwise as herein provided; or

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                  (ii) the Borrower defaults in the payment of any interest on any Note for more than 5 days after the same becomes due and payable;
         or

                  (iii) the Borrower or any Subsidiary of the Borrower (whether as primary obligor or as guarantor or other surety) defaults in any payment of principal of or interest on any Parity Debt or any other Indebtedness other than the Notes (including without limitation any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), beyond any period of grace provided with respect thereto, or the Borrower or any Subsidiary of the Borrower fails to perform or observe any other agreement or term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or to be repurchased prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a default (payment or other) shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Borrower or any Subsidiary of the Borrower) shall occur and be continuing exceeds $2,000,000; provided, further, that no waiver, modification or amendment relating to any such a default (payment or other) or such a failure or other event with respect to any Parity Debt or agreement or instrument relating to any Parity Debt shall be effective for purposes of this clause (iii) if any consideration (other than the payment of reasonable attorney's fees) is given, directly or indirectly, by the Borrower or any of its Subsidiaries or Affiliates in respect thereof, unless substantially the same consideration is given to the holders of the Notes; or

                  (iv) any representation or warranty made in any writing by or on behalf of the Borrower, General Partner or the Master Partnership in this Agreement, any other Loan Document or any instrument furnished pursuant to this Agreement or any Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made; or

                  (v) the Borrower fails to perform, observe or comply with any agreement contained in Sections 7B.1 through 7B.14; or

                  (vi) the Borrower fails to perform or observe any other agreement, term or condition contained in this Agreement or the other Loan Documents and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge or notice thereof; or

                  (vii) the General Partner, the Borrower or any Significant Subsidiary Group makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

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                  (viii) any decree or order for relief in respect of the
         General Partner, the Borrower or any Significant Subsidiary Group is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) The General Partner, the Borrower or any Significant Subsidiary Group petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the General Partner, the Borrower or any Significant Subsidiary Group , or of any substantial part of the assets of the General Partner, the Borrower or any Significant Subsidiary Group, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of the General Partner, the Borrower or any Significant Subsidiary Group) relating to the General Partner, the Borrower or any Significant Subsidiary Group under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the General Partner, the Borrower or any Significant Subsidiary Group and the General Partner, the Borrower or any Significant Subsidiary Group by any act indicates its approval thereof, consents thereto or acquiesces therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover in full) shall be rendered against the Borrower or any Subsidiary of the Borrower and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

                  (xii) any order, judgment or decree is entered in any proceedings against the General Partner, the Borrower or any Significant Subsidiary Group decreeing the dissolution of the General Partner, the Borrower or any Significant Subsidiary Group and such order, judgment or decree remains unstayed and in effect for more than 30 days or any other event occurs that results in the termination, dissolution or winding up of the Borrower, subject to Section 7B.7, the General Partner or any Significant Subsidiary Group; or

                  (xiii) any order, judgment or decree is entered in any proceedings against the Borrower or any of its Subsidiaries decreeing a split-up of the Borrower or such Subsidiary which requires the divestiture of assets representing a substantial part, or the

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         divestiture of the stock of a Subsidiary of the Borrower whose assets represent a substantial part of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary of the Borrower, which shall have contributed a substantial part of the Consolidated Net Income of the Borrower and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 45 days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within 45 days after such stay expires; or

                  (xiv) any of the Security Documents shall at any time, for any reason cease to be in full force and effect or shall fail to constitute a valid, perfected first priority Lien with respect to the Collateral subject to Liens permitted by the Security Agreement or shall be declared to be null and void in whole or in any material respect (i.e., relating to the validity or priority of the Liens created by the Security Documents or the remedies available thereunder) by the judgment of any court or other Governmental Authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Security Documents shall be contested by or on behalf of the Borrower, or the Borrower shall renounce any of the Security Documents, or deny that it is bound by the terms of any of the Security Documents; or

                  (xv) any of the events described in clauses (a), (b), (c) or
         (d) shall occur: (a) the General Partner shall be engaged in any business or activities other than those permitted by the Partnership Agreement as in effect from time to time and in accordance with
         Section 7B.8, or (b) U.S. Propane ceases to be the sole general partner of the Borrower or the Master Partnership, or (c) the Specified Entities shall own, directly or indirectly through Wholly-Owned Subsidiaries, in the aggregate less than 51% of the Capital Stock of the General Partner; or (d) a Change of Control during not more than any twelve (12) month consecutive period of time.

                  (xvi) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,000,000; or

                  (xvii) an event of default under any of the Security Documents has occurred and is continuing; or

                  (xviii) the occurrence of an event of default under the La Grange Credit Agreement or any other agreement governing secured indebtedness of La Grange relating to (a) bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law with respect to La Grange or any of its Subsidiaries, beyond any period of grace provided with respect thereto in such agreement, (b) non-payment of such secured indebtedness or any other indebtedness of LaGrange or any of its Subsidiaries, subject to the minimum dollar amount threshold of such indebtedness set forth in such agreement, provided that such non-payment continues

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         for a period of 3 business days beyond any period of grace provided with respect thereto in such agreement, unless, prior to the end of the 3 business day period, the lenders party to such agreement have accelerated the maturity of such indebtedness thereunder or blocked the payment or otherwise limited the payment by La Grange of any scheduled "restricted payment" distribution in respect of any partnership or other equity interest in La Grange, in which case such 3 business-day period shall no longer apply, or (c) any financial covenant default with respect to La Grange which has not been cured, waived or amended within 45 days of the date on notice of such default was given to the lenders party to such agreement, unless, prior to the end of the 45-day period, the lenders party to such agreement shall have blocked the payment or otherwise limited the payment by La Grange of any scheduled "restricted payment" distribution in respect of any partnership or other equity interest in La Grange or shall have accelerated the maturity of such indebtedness, in which case such 45 day period shall no longer apply.

         9.2 Remedies. Upon the occurrence of any Event of Default referred to in (viii), (ix) or (x) of this Section 9.1 the Commitments shall immediately terminate and the Notes and all other Indebtedness shall be immediately due and payable, without further notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Banks under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Banks may (i) declare the Commitments terminated or (ii) declare the Commitments terminated and declare the Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Banks shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower and the maturity of all of the Loans and Obligations shall be accelerated. No delay or omission on the part of the Banks in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Banks of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Banks. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Banks shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Banks against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of each of the Borrower in the Banks' possession at or subsequent to such default, regardless of the capacity in which the Banks possess such property, including but not limited to any balance or share of any deposit, collection or agency account. After termination of the Commitments and acceleration of the maturity of the Loans and Obligations hereunder, all proceeds and amounts received by the Banks shall be shared ratably among the Lenders as set forth in Section 9.4. At any time after the occurrence of any Event of Default, the Banks may, at their option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Banks at the expense of the Borrower. The Banks also shall have, and may exercise, each and every right and remedy granted to them for default under the terms of the Security Documents and the other Loan Documents.

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

         9.3 Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         9.4 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Loan Documents in connection therewith) shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Loan Documents and any protective advances made with respect thereto;

                  SECOND, to payment of any fees owed to the Administrative Agent hereunder;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Banks hereunder in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding Letter of Credit Exposure);

                  SIXTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Loan Documents otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to the Borrower or such other Persons as may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Banks shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Banks bears to

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
the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "THIRD," "FOURTH," "FIFTH" and "SIXTH"; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this
Section 9.4

                                    ARTICLE X

                                 LOAN OPERATIONS

         10.1 Interests in Loans/Commitments. The percentage interest of each Bank in the Loans and Letters of Credit, and the Commitments, shall be computed based on the maximum principal amount for each Bank as set forth below (the "Lenders Schedule"):

                   MAXIMUM      MAXIMUM WORKING     MAXIMUM
              ACQUISITION LOAN   CAPITAL LOAN     COMMITMENTS   PERCENTAGE
   BANK         COMMITMENTS       COMMITMENTS        AMOUNT      INTEREST
   ----         -----------       -----------        ------      --------
BOk             $ 20,000,000     $ 20,000,000     $ 40,000,000    26.667%
Bank One        $ 15,000,000     $ 15,000,000     $ 30,000,000    20.000%
MidFirst        $ 10,000,000     $ 10,000,000     $ 20,000,000    13.333%
Local           $  7,500,000     $  7,500,000     $ 15,000,000    10.000%
Fifth Third     $  7,500,000     $  7,500,000     $ 15,000,000    10.000%
Arvest          $  2,500,000     $  2,500,000     $  5,000,000     3.333%
US Bank         $ 12,500,000     $ 12,500,000     $ 25,000,000    16.667%
TOTAL           $ 75,000,000     $ 75,000,000     $150,000,000   100.000%

The Lenders Schedule percentage interests, as from time to time in effect and reflected in the Register, are referred to as the "Percentage Interests" with respect to all or any portion of the Loans and Letters of Credit, and the Commitments.

         10.2 Administrative Agent's Authority to Act. Each of the Banks appoints and authorizes BOk to act for the Banks as Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Documents on the terms set forth herein. In acting hereunder, such Administrative Agent is acting for the account of BOk to the extent of its Percentage Interest and for the account of each other Bank to the extent of such Bank's Percentage Interest, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Banks' rights of set-off as provided herein or in any other Loan Document) in respect of the Loans and the Indebtedness shall be taken by such Administrative Agent.

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

         10.3 Borrower to Pay Administrative Agent. The Borrower shall be fully protected in making all payments in respect of the Notes evidencing the Credit Obligations to the Administrative Agent, in relying upon consents, modifications and amendments executed by such Administrative Agent purportedly on the Banks' behalf, and in dealing with such Administrative Agent as herein provided. Upon three (3) Business Days notice, such Administrative Agent may charge the accounts of the Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loans, including any amounts paid by such Administrative Agent to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit issuance fees and processing/application fees pertaining thereto and all other fees and amounts owing under any Loan Document.

         10.4 Bank Operations for Advances, Letters of Credit.

                  10.4.1 Advances. On the funding date for each Loan, each Bank shall advance to the Administrative Agent in immediately available funds such Bank's Percentage Interest in the portion of a Loan advanced on such funding date prior to 12:00 noon (Tulsa, Oklahoma time). If such funds are not received at such time, but all applicable conditions set forth in Article VI have been satisfied, each Bank authorizes and requests such Administrative Agent to advance for the Bank's account, pursuant to the terms hereof, the Bank's respective Percentage Interest in such portion of such Loan and agrees to reimburse such Administrative Agent in immediately available funds for the amount thereof prior to 3:00 p.m. (Tulsa, Oklahoma time) on the day any portion of such Loan is advanced hereunder; provided, however, that such Administrative Agent is not authorized to make any such advance for the account of any Bank who has previously notified the Administrative Agent in writing that such Bank will not be performing its obligations to make further advances hereunder; and provided, further, that such Administrative Agent shall be under no obligation to make any such advance.

                  10.4.2 Letters of Credit. Each of the Banks authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.3 and agrees to purchase a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of any Letter of Credit Issuer, each Bank shall reimburse such Letter of Credit Issuer in immediately available funds for such Bank's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not timely reimbursed by the Borrower. Each Letter of Credit Issuer will notify each Bank (and the Administrative Agent if the Administrative Agent is not the Letter of Credit Issuer) of the issuance of each Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Working Capital Loan or was reimbursed by the Borrower.

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

                  10.4.3 Administrative Agent to Allocate Payments. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by each Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit issuance fees and other fees under this Agreement (except for the standard Letter of Credit application/processing fees of any Letter of Credit Issuer and any fees due to the Administrative Agent), which shall not be shared by the Banks shall, as a matter of convenience, be made by the Borrower to the applicable Letter of Credit Issuer or the applicable Agent, as the case may be. The share of each Bank shall be credited to such Bank by the Administrative Agent, in immediately available funds in such manner that the principal amount of the Loans constituting Credit Obligations to be paid shall be paid proportionately in accordance with the Banks' respective Percentage Interests in such Loans, except as otherwise provided in this Agreement. Under no circumstances shall any Bank be required to produce or present its Notes as evidence of its interests in the Loans constituting Credit Obligations in any action or proceeding relating to the Loans constituting Credit Obligations.

                  10.4.4 Delinquent Banks; Nonperforming Banks. In the event that any Bank fails to reimburse the Administrative Agent, pursuant to
         Section 10.4.1 for the Percentage Interest of such Bank (a "Delinquent Bank") in any credit advanced by such Administrative Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Bank to such Administrative Agent shall bear interest, payable by the Delinquent Bank on demand, at a per annum rate equal to
         (a) the Federal Funds Rate for the first three days overdue and (b) the sum of two percentage points (2%) plus the Federal Funds Rate for any longer period. Such interest shall be payable to such Administrative Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Bank reimburses such Administrative Agent on account of the Delinquent Payment (to the extent not paid by the Borrower as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by such Administrative Agent, the Borrower will pay to such Administrative Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Bank shall be deemed to have assigned to such Administrative Agent all interest, commitment fees and other payments made by the Borrower under Articles II, III and IV hereof that would have thereafter otherwise been payable under the Loan Documents to the Delinquent Bank. During any other period in which any Bank is not performing its obligations to extend credit under Article II hereof (a "Nonperforming Bank"), the Nonperforming Bank shall be deemed to have assigned to each Bank that is not a Nonperforming Bank (a "Performing Bank") such Performing Banks' respective Percentage Interest in all principal and other payments made by the Borrower that would have thereafter otherwise been payable thereunder to the Nonperforming Bank. Such Administrative Agent shall credit a portion of such payments to each Performing Bank in an amount equal to the Percentage Interest of such Performing Bank in an amount equal to the Percentage Interest of such Performing Bank divided by one minus the Percentage Interest of the Nonperforming Bank until the

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

         respective portions of the Loans owed to all the Banks are the same as the Percentage Interests of the Banks immediately prior to the failure of the Nonperforming Bank to perform its obligations under Article II hereof. The foregoing provisions shall be in addition to any other remedies the Administrative Agent, the Performing Banks or the Borrower may have under law or equity against the Delinquent Bank as a result of the Delinquent Payment or against the Nonperforming Bank as a result of its failure to perform its obligations under Article II hereof.

         10.5 Sharing of Payments. To the extent permitted by applicable Bank Legal Requirements and subject to the provisions of the Intercreditor Agreement, each Bank agrees that (i) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (a) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loans and Letter of Credit Exposure which is greater than (b) the proportion received by any other Bank in respect of the aggregate amount due with respect to such other Bank's Percentage Interest in the Loans and Letter of Credit Exposure and (ii) if such inequality shall continue for more than 10 days, the Bank receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loans and Letter of Credit Exposure held by the other Banks, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Bank through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Exposure held by the Banks shall be shared by the Banks pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.5 shall not impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of Borrower other than Borrower's Indebtedness with respect to the Loans and Letter of Credit Exposure. Each Bank that grants a participation in the Loans and Commitments to a Credit Participant shall require as a condition to the granting of such participation that such Participant agree to share payments received in respect of the Indebtedness as provided in this Section
10.5. The provisions of this Section 10.5 are for the sole and exclusive benefit of the Banks and no failure of any Bank to comply with the terms hereof shall be available to either Borrower as a defense to the payment of the Loans.

         10.6 Amendments, Consents, Waivers. Except as otherwise set forth herein, the Administrative Agent may (and upon the written request of the Required Banks the Administrative Agent shall) take or refrain from taking any action under this Agreement or any other Loan Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Loan Document or any Default or Event of Default, all of which actions shall be binding upon all of the Banks; provided, however, that:

                  (i) Without the written consent of the Banks owning at least two thirds (2/3) of the Percentage Interests (other than Delinquent Banks during the existence of a Delinquency Period so long as such Delinquent Bank is treated the same as the other Banks with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default

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

         under, any of the Loan Documents shall be made, including without limitation, Sections 7B.1 through 7B.14 of this Agreement, the related defined terms or this Section 10.6(i) shall be made.

                  (ii) Without the written consent of such Banks as own 100% of the Percentage Interests (other than Delinquent Banks during the existence of a Delinquency Period so long as such Delinquent Bank is treated the same as the other Banks with respect to any actions enumerated below):

                           (a) No reduction shall be made in (A) the amount of
                  principal of any of the Loans or reimbursement obligations for payments made under Letters of Credit, (B) the interest rate on the Loans or (C) the Letter of Credit issuance fees (excluding, however, Letter of Credit processing/application fees, the amount of which shall be within the sole discretion of each Letter of Credit Issuer) or commitment (non-usage) fees.

                           (b) No change shall be made in the stated time of
                  payment of all or any portion of any of the Loans or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to all of the Banks and no waiver shall be made of any Default under
                  Section 9.1(i) and (ii) hereof.

                           (c) No increase shall be made in the amount, or
                  extension of the term, of either Commitment beyond that provided for under Article II.

                           (d) Except as otherwise provided in the Intercreditor
                  Agreement, no alteration shall be made of the Banks' rights of set-off contained herein or in the other Loan Documents.

                           (e) Except as otherwise provided in the Intercreditor
                  Agreement, no release of any Collateral shall be made (except that the Collateral Agent may release particular items of Collateral in dispositions permitted by the Security Documents in accordance with the terms and provisions of the Intercreditor Agreement and may release all Collateral upon payment in full of the Loans evidenced by the Notes and termination of the Commitments together with payment of all of the Private Placement Notes and Parity Debt without the written consent of the Banks).

                           (f) No amendment to or modification of this Section
                  10.6(ii) shall be made.

                           (g) Without the written consent of the Swingline
                  Lender, no provision of Section 2.5 may be amended.

         10.7 Administrative Agent's Resignation. The Administrative Agent may resign at any time by giving at least 30 days' prior written notice of its intention to do so to each other of the

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

Banks and the Borrower and upon the appointment by the Required Banks of a successor Administrative Agent satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Administrative Agent's giving of such notice of resignation, then the retiring Administrative Agent may with the consent of the Borrower, which shall not be unreasonably withheld, appoint a successor Administrative Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $50,000,000; provided, however, that any successor Administrative Agent appointed under this sentence may be removed upon the written request of the Required Banks, which request shall also appoint a successor Administrative Agent satisfactory to the Borrower. Upon the appointment of a new Administrative Agent hereunder, the term "Administrative Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, or the removal hereunder of any successor Administrative Agent, the provisions of this Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

         10.8 Concerning the Agents.

                  10.8.1 Action in Good Faith. The Agents and their respective officers, directors, employees and agents shall be under no liability to any of the Banks or to any future holder of any interest in the Indebtedness for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agents shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agents by the Required Holders of the Notes evidencing the Indebtedness as provided in this Agreement.

                  10.8.2 No Implied Duties. The Agents shall have and may exercise such powers as are specifically delegated to the Agents under this Agreement or any other Loan Document together with all other powers incidental thereto. The Agents shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Loan Document except for action specifically provided for in this Agreement or any other Loan Document to be taken by the Agents. Before taking any action under this Agreement or any other Loan Document, the Agents may request an appropriate specific indemnity satisfactory to it from each Bank in addition to the general indemnity provided for in Section 10.11. Until the Agents have received such specific indemnity, the Agents shall not be obligated to take (although such Agent may in its sole discretion take) any such action under this Agreement or any other Loan Document. Each Bank confirms that the Agents do not have a fiduciary relationship to them under the Loan Documents. The Borrower and its Subsidiaries party hereto confirm that neither the Agents nor any other Bank has a fiduciary relationship to them under the Loan Documents.

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

                  10.8.3 Validity. The Agents shall not be responsible to any Bank or any future holder of any interest in the Loans and Indebtedness
         (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Loan Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Loan Document, (c) for the existence or value of any assets included in any security for the Loans and Indebtedness, (d) for the effectiveness of any Lien purported to be included in the Collateral, (e) for the specification or failure to specify any particular assets to be included in the Collateral, or (f) unless the Agents shall have failed to comply with Section 10.8.1, for the perfection of the security interests in the Collateral.

                  10.8.4 Compliance. The Agents shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Loan Document; and in connection with any extension of credit under this Agreement or any other Loan Document, the Agents shall be fully protected in relying on a certificates of the Borrower as to the fulfillment by the Borrower of any conditions to such extension of credit.

                  10.8.5 Employment Agents and Counsel. The Agents may execute any of their respective duties as Agents under this Agreement or any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Banks, the Borrower for the default or misconduct of any such Agents or attorneys-in-fact selected by the Agent acting in good faith. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Loan Document.

                  10.8.6 Reliance on Documents and Counsel. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agents to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by such Agent.

                  10.8.7 Agents' Reimbursement. Each of the Banks severally agrees to reimburse the Agents, in the amount of such Bank's Percentage Interest, for any reasonable expenses not reimbursed by the Borrower (without limiting the obligation of the Borrower to make such reimbursement): (a) for which the Agents are entitled to reimbursement by the Borrower under this Agreement or any other Loan Document, and
         (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agents on the Banks' behalf in connection with the enforcement of the Banks' rights under this Agreement or any other Loan Document.

         10.9 Rights as a Bank. With respect to any Loan(s) or advance(s) extended by it hereunder, each of the Agents shall have the same rights, obligations and powers hereunder as any other Bank and may exercise such rights and powers as though it were not an Agent, and

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

unless the context otherwise specifies, the Agents shall be treated in their respective individual capacities as though they were not the Agents hereunder. Without limiting the generality of the foregoing, the Percentage Interest of each Agent shall be included in any computations of Percentage Interests. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Borrower, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Borrower, any of its Subsidiaries or any Affiliate of any of them, all as if such Agent were not one of the Agents and without any duty to account therefor to the other Banks.

         10.10 Independent Credit Decision. Each of the Banks acknowledges that it has independently and without reliance upon either of the Agents, based on the financial statements and other documents referred to in Section 8.4, on the other representations and warranties contained herein and on such other information with respect to the Borrower and its Subsidiaries as such Bank deemed appropriate, made such Bank's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Bank represents to the Agents that such Bank will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Loan Document. Each Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, Agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Bank, and no act by either of the Agents taken under this Agreement or any other Loan Document, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by either of the Agents. Except for notices, reports and other documents expressly required to be furnished to each Bank by the Administrative Agent under this Agreement or any other Loan Document, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Borrower or any Subsidiary which may come into the possession of either of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.11 Indemnification. The holders of the Indebtedness shall indemnify the Agents and their respective officers, directors, employees and Agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against either of the Agents or such Persons relating to or arising out of this Agreement, any other Loan Document, the transactions contemplated hereby or thereby, or any action taken or omitted by either of the Agents in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by either or both of the Agents with gross negligence or willful misconduct.

         10.12 Procedure for Commitment Increases and Additional Banks. This Agreement permits certain increases in a Bank's Commitments and the admission of Additional Banks providing new Commitments, it being acknowledged that the existing aggregate Maximum

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

Commitment Amount of the Banks listed in the Lenders Schedule is $150,000,000 and that this Agreement (without further amendment or modification) contemplates and permits Commitments in the aggregate maximum amount of $150,000,000. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit 10.12 and shall only require the written signatures of the Administrative Agent, the Borrower and the Bank(s) being added or increasing their Commitments. In addition, within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Lenders Schedule reflecting such increase and shall distribute such revised Lenders Schedule to each of the Banks and the Borrowers, whereupon such revised Lenders Schedule shall replace the old Lenders Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding Base Rate Loans shall be reallocated among the Banks (including any newly added Banks) in accordance with the Banks' respective revised Percentage Interests. Eurodollar Loans shall not be reallocated among the Banks prior to the expiration of the applicable Eurodollar Interest Period in effect at the time of any such increase.

                                   ARTICLE XI

                           ASSIGNMENTS/PARTICIPATIONS

         11. Successors and Assigns; Bank Assignment and Participations. Any reference in this Agreement to any party hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrower, the Agents or the Banks that are contained in this Agreement or any other Loan Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Borrower may not assign its rights or obligations under this Agreement except for mergers or liquidations permitted by Section 7B.7, and (b) the Banks shall be not entitled to assign their respective Percentage Interests in the Loans evidenced by the Notes hereunder except as set forth below in this Section 11.

         11.1 Assignments by Banks.

                  11.1.1 Assignees and Assignment Procedures. Each Bank may (i) without the consent of the Agents or the Borrower if the proposed assignee is already a Bank hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Bank is a Subsidiary, or (ii) otherwise with the consents of the Agents and (so long as no Event of Default exists) the Borrower (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents, including all or a portion, which need not be pro rata among the Loans and the Letter of Credit Exposure, of its Commitments, the portion of the Loans and Letter of Credit Exposure at the time owing to it and the Notes held by it, but excluding its rights and obligations as one of the Agents; provided, however, that:

                           (i) the aggregate amount of the Commitments of the
                  assigning Bank subject to each such assignment to any Assignee other than another Bank (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than $1,000,000 and in increments of $500,000; and

                           (ii) the parties to each such assignment shall
                  execute and deliver to the Administrative Agent an Assignment and Acceptance (the "Assignment and Acceptance") in the form satisfactory to the Administrative Agent and the Collateral Agent, together with the Note or Notes subject to such assignment and a processing and recordation fee of $500 payable to the Administrative Agent by the assigning Bank or the Assignee.

                           Upon acceptance and recording pursuant to Section
                  11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five (5) Banking Days after the execution thereof unless waived in writing by the Administrative Agent):

                                    (A) the Assignee shall be a party hereto
                           and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement; and

                                    (B) the assigning Bank shall, to the extent
                           provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of the Applicable Rate provisions hereof, as well as to any fees accrued for its account hereunder and not yet paid).

                  11.1.2 Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Bank and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                           (a) other than the representation and warranty that
                  it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

                           (b) such assigning Bank makes no representation or
                  warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the performance or observance by the Borrower or any of

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

                  its Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

                           (c) such Assignee confirms that it has received a
                  copy of this Agreement, together with copies of the most recent quarterly or annual financial statements delivered pursuant to Section 7A.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                           (d) such Assignee will independently and without
                  reliance upon the Administrative Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (e) such Assignee appoints and authorizes the
                  Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                           (f) such Assignee agrees that it will perform in
                  accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Bank.

                  11.1.3 Register. The Administrative Agent, shall maintain at its main Tulsa, Oklahoma, banking office a register (the "Register") for the recordation of (a) the names and addresses of the Banks and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Bank as set forth in Section 11.1 and (c) the amount of the Loans and Letter of Credit Exposure owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, BOK, as such Administrative Agent and the Banks may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  11.1.4 Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Bank and an Assignee, in exchange for the Notes subject to such assignment, together with the Note or Notes subject to such assignment, and the processing and recordation fee referred to in
         Section 11.1.1, the Administrative Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower. Within five (5) Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Assignee in a principal amount equal to the applicable Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained

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

         Commitments and Loans, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitments and its Percentage Interest in the Loans retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, and shall be dated the date of the surrendered Note or Notes which it or they replace. All such Notes so replaced shall be delivered by the Administrative Agent to the Borrower or, alternatively, at such Administrative Agent's election, marked appropriately to evidence the replacement thereof by such replacement Note(s).

                  11.1.5 Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11, any Bank may at any time pledge or assign all or any portion of such Bank's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Bank from such Bank's obligations hereunder or under any other Loan Document.

                  11.1.6 Further Assurances. The Borrower and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Loan Documents.

         11.2 Credit Participants. Each Bank may, without the consent of the Borrower and with the consent of the Administrative Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments, the Loans and Letter of Credit exposure owing to it and the Notes held by it); provided, however, that:

                  (i) such Bank's obligations under this Agreement shall remain unchanged;

                  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) the Credit Participant shall be entitled to the benefit of any cost protection provisions contained in the Credit Agreement, but shall not be entitled to receive any greater payment thereunder than the selling Bank would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                  (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right as one of the Banks to vote with respect to the enforcement of the obligations of the Borrower relating to the Loans and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in Section 10.6(ii)).

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

         Borrower agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Bank purchasing a participation from another Bank pursuant to Section 11.1 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Bank were the direct creditor of the Borrower and a Bank hereunder in the amount of such participation. Upon receipt of notice of the address of each Credit Participant, the Borrower shall thereafter supply such Credit Participants with the same information and reports communicated to the Banks. The Borrower hereby acknowledges and agrees that Credit Participants shall be deemed a holder of the applicable Notes to the extent of their respective participation, and the Borrower hereby waives its right, if any, to offset amounts owing to the Borrower from the Banks against each Credit Participant's portion of the applicable Notes.

         11.3 Replacement of Bank. In the event that any Bank or, to the extent applicable, any Credit Participant (the "Affected Bank"):

                  (a) fails to perform its obligations to fund any portion of the Loans or to issue any Letter of Credit when required to do so by the terms of the Loan Documents, or fails to provide its portion of any Eurodollar Pricing Option pursuant to Section 3.2.1 or on account of a Bank Legal Requirement as contemplated by Section 3.2.5;

                  (b) demands payment under the Reserve provisions of Section 3.5, the Tax provisions of Section 3.6, the Capital Adequacy provisions of Section 3.7 or the Regulatory Change provisions in Section 3.8 in an amount the Borrower deems materially in excess of the amounts with respect thereto demanded by the other Banks; or

                  (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 10.6(ii) that is consented to by the other Banks;

then, so long as no Event of Default exists, the Borrower shall have the right to seek a replacement Bank which is reasonably satisfactory to the Administrative Agent (the "Replacement Bank"). The Replacement Bank shall purchase the interests of the Affected Bank in the Loans, Letters of Credit and its Commitments and shall assume the obligations of the Affected Bank hereunder and under the other Loan Documents upon execution by the Replacement Bank of an Assignment and Acceptance and the tender by it to the Affected Bank of a purchase price agreed between it and the Affected Bank (or, if they are unable to agree, a purchase price in the amount of the Affected Bank's Percentage Interest in the Loans and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Bank). Such assignment by the Affected Bank shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Bank's portion thereof, and the Borrower will pay to the Affected Bank any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Bank shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Bank under this Agreement and the other Loan Documents with a Percentage Interest equal to the Percentage Interest of the Affected Bank, the

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

Affected Bank shall be released from its obligations hereunder and under the Loan Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Borrower, the Administrative Agent and the Affected Bank shall make appropriate arrangements so that a new Note or Notes are issued to the Replacement Bank. The Borrower shall sign such documents and take such other actions reasonably requested by the Replacement Bank to enable it to share in the benefits of the rights created by the Loan Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 11.3, the Borrower shall continue to pay the Affected Bank any Loan Obligations as they become due and payable.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise) or mailed by certified mail, postage prepaid, or sent by facsimile transmission (confirmed as aforesaid) to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in notice to the other parties in accordance with this Section 12.1:

                  If to the Borrower, to:

                           Heritage Operating, L.P.
                           8801 South Yale Avenue, Suite 310
                           Tulsa, Oklahoma 74137
                           Attention: Vice President - Finance
                           FAX: (918) 493-7290

                  If to the Banks, to:

                           Bank of Oklahoma, National Association
                           P. O. Box 2300
                           Bank of Oklahoma Tower
                           One Williams Center
                           Tulsa, Oklahoma 74192
                           Attention: Energy Department - 8th Floor
                           FAX: (918) 588-6880

The Administrative Agent, is hereby designated and appointed and shall serve as notice agent for all of the Banks insofar as notices hereunder are concerned and notice to the Administrative Agent shall be deemed notice to each of the Banks with the same force and effect as if each such Bank were individually notified in accordance herewith. All notices, requests, consents and demands hereunder will be effective when hand-delivered to the applicable notice address set forth above or when mailed by certified mail, postage prepaid, addressed as aforesaid.

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         12.2 Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Administrative Agent, at its Tulsa, Oklahoma main banking offices, or at such other place as such Administrative Agent shall notify the Borrower in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

         12.3 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

         12.4 Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign their rights or obligations hereunder without the prior written consent of the Banks.

         12.5 Governing Law and Jurisdiction. This Agreement and the Notes shall be deemed to have been made or incurred and delivered under the laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

         12.6 SUBMISSION TO JURISDICTION. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY OF THEM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO ANY OF THEM AT THE ADDRESS SET FORTH IN SUBSECTION 12.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

         12.7 Maximum Interest Rate. Regardless of any provision herein, the Banks shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Banks by applicable Law, and, in the event the Banks shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

         12.8 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Banks, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the

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
exercise of any other right, power or privilege of the Banks. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Banks. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         12.9 Costs. The Borrower agrees to pay to the Banks on demand all reasonable costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Banks in connection with the negotiation, preparation, execution, delivery, filing, recording, facilitation, administration and enforcement of this Agreement, the Notes, the Security Documents, the Intercreditor Agreement and the other Loan Documents, or any amendment, waiver, consent, supplement, restatement or modification hereof or hereto or thereto or thereof, or any enforcement thereof or otherwise relating to this Agreement. The Borrower further agrees that the fees and expenses of the Banks, including the Agents, incurred in connection with the negotiation and preparation of this Agreement and the other Loan Documents shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrower by the Banks.

         12.10 WAIVER OF JURY. BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE SECURITY DOCUMENTS. BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Borrower acknowledges that it have been informed by the Agents that the provisions of this Section 12.10 constitute a material inducement upon which each of the Banks has relied and will rely in entering into this Agreement and the other Loan Documents, and that Borrower has reviewed the provisions of this
Section 12.10 with its legal counsel. Any of the Banks, the Agents or the Borrower may file an original counterpart or copy of this Section 12.10 with any court or Tribunal as written evidence of the express consent of the Borrower, the Agents and the Banks to the waiver of their rights to trial by jury.

         12.11 Full Agreement. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

         12.12 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

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

         12.13 Severability. The unenforceability or invalidity as determined by a court of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

         12.14 Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         12.15 Conflict with Security Documents. To the extent the terms and provisions of any of the Security Documents are in conflict with the terms and provisions hereof, this Agreement shall be deemed controlling.

         12.16 Confidentiality. Each Bank will make no disclosure of confidential information furnished to it by the Borrower or any of its Subsidiaries unless such information shall have become public, except:

                  (i) in connection with operations under or the enforcement of this Agreement or any other Loan Document;

                  (ii) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

                  (iii) to any parent or corporate Affiliate of such Bank or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12.16 with respect to such information;

                  (iv) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

                  (v) with the prior written consent of the Borrower, to any other Person.

         12.17 Existing Credit Agreement. This Agreement amends, modifies and replaces the Existing Credit Agreement in all respects and refinances the Obligations defined therein; provided, however the liens and the priorities thereof granted in the Existing Credit Agreement and the Security Documents therein described and defined (including the Security Agreement) are hereby ratified, confirmed and continued in full force and effect for all purposes without any interruption whatsoever.

         12.18 USA PATRIOT Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for borrowers: When a borrower opens an account, the Bank will ask for the borrower's name, residential address, tax identification number, and other information that will allow the Bank to identify the borrower, including the borrower's date of birth if the borrower is an individual. The Bank may also ask, if the borrower is an individual, to see the borrower's driver's license or other identifying documents, and, if the borrower is not an individual, to see the borrower's legal organizational documents or other identifying documents. The Bank will verify and record the information the Bank obtains from the borrower pursuant to the USA PATRIOT Act, and will maintain and retain that record in accordance with the regulations promulgated under the USA PATRIOT Act.

         12.19 Not a Reportable Transaction. The parties signatory hereto acknowledge and stipulate and the Borrower represents to the Administrative Agent, the Co-Agent and the Banks that the transactions contemplated by this Agreement do not constitute a "Reportable Event" as that term is described and defined in regulations of the Treasury Department of the United States.

         12.20 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or facsimile shall be as effective as delivery of a manually executed counterpart hereof.

                            SIGNATURE PAGES TO FOLLOW

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                         "Borrower"

                                         HERITAGE OPERATING, L.P., a
                                         Delaware limited partnership

                                         By:   U.S. Propane, L.P., a Delaware
                                               limited partnership, its general
                                               partner

                                               By:  U.S. Propane, L.L.C.,
                                                    a Delaware limited liability
                                                    company, its general partner

                                                    By: ________________________
                                                        Michael L. Greenwood
                                                        Vice President - Finance

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              "Banks"

                                              BANK OF OKLAHOMA, NATIONAL
                                              ASSOCIATION

                                              By________________________________
                                                   T. Coy Gallatin,
                                                   Senior Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              LOCAL OKLAHOMA BANK

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              MIDFIRST BANK

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              BANK ONE, NA

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              ARVEST BANK

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              U.S. BANK NATIONAL ASSOCIATION

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              FIFTH THIRD BANK

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              "Administrative Agent"

                                              BANK OF OKLAHOMA, NATIONAL
                                              ASSOCIATION

                                              By________________________________
                                                       T. Coy Gallatin,
                                                       Senior Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                                              "Co-Agent"
                                              __________________________________

                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________